UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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March 19, 2008

To the Stockholders of

TORCHMARK CORPORATION (the Company):

Torchmark’s 2008 annual meeting of stockholders will be held at Company headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 at 10:00 a.m., Central Daylight Time, on Thursday, April 24, 2008. The meeting will be conducted using Robert’s Rules of Order and Torchmark’s Shareholder Rights Policy. This policy is posted on Torchmark’s web site at http://www.torchmarkcorp.com or you may obtain a printed copy by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

The accompanying notice and proxy statement discuss proposals which will be submitted to a stockholder vote. If you have any questions or comments about the matters discussed in the proxy statement or about the operations of your Company, we will be pleased to hear from you.

It is important that your shares be voted at this meeting. Please mark, sign, and return your proxy or vote over the telephone or on the Internet. If you attend the meeting, you may withdraw your proxy and vote your stock in person if you desire to do so.

We hope that you will take this opportunity to meet with us to discuss the results of operations of the Company during 2007.

Sincerely,

Mark S. McAndrew
Chairman and Chief Executive Officer

Notice of Annual Meeting of Stockholders

to be held April 24, 2008

To the Holders of Common Stock of

TORCHMARK CORPORATION

The annual meeting of stockholders of Torchmark Corporation will be held at Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 on Thursday, April 24, 2008 at 10:00 a.m., Central Daylight Time. Directions to attend the annual meeting where you may vote in person can be found on our website: www.torchmarkcorp.com. The meeting will be conducted in accordance with Robert’s Rules of Order and Torchmark’s Shareholder Rights Policy. You will be asked to:

(1) Elect the three nominees shown in the proxy statement as directors to serve for their designated terms or until their successors have been duly elected and qualified.

(2) Consider ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company.

(3) Approve the Torchmark Corporation 2008 Management Incentive Plan.

(4) Consider a shareholder proposal regarding pay for superior performance.

(5) Transact any other business that properly comes before the meeting.

The Board of Directors recommends that you vote FOR Proposals (1), (2) and (3) above and AGAINST Proposal (4). These matters are more fully discussed in the accompanying proxy statement.

The close of business on Monday, March 3, 2008 is the date for determining stockholders who are entitled to notice of and to vote at the annual meeting. You are requested to mark, date, sign, and return the enclosed form of proxy in the accompanying envelope, whether or not you expect to attend the annual meeting in person. You may also choose to vote your shares over the telephone or on the Internet. You may revoke your proxy at any time before it is voted at the meeting.

The annual meeting may be adjourned from time to time without further notice other than by an announcement at the meeting or at any adjournment. Any business described in this notice may be transacted at any adjourned meeting.

By Order of the Board of Directors

Carol A. McCoy
Vice President, Associate Counsel & Secretary

McKinney, Texas

March 19, 2008

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 24, 2008:

The Company’s Proxy Statement and Annual Report are available at http://www.torchmarkcorp.com/annualreport.htm.

PROXY STATEMENT

Solicitation of Proxies

The Board of Directors of Torchmark Corporation (the Company) solicits your proxy for use at the 2008 annual meeting of stockholders and at any adjournment of the meeting. The annual meeting will be held at the Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 at 10:00 a.m., Central Daylight Time on Thursday, April 26, 2007. Mark S. McAndrew and Larry M. Hutchison are named as proxies on the proxy/direction card. They have been designated as directors’ proxies by the Board of Directors.

If the enclosed proxy/direction card is returned, properly executed, and in time for the meeting, your shares will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the proxy/ direction card. If proxies are executed and returned which do not specify a vote on the proposals considered, those proxies will be voted FOR proposals 1, 2 and 3 and AGAINST proposal 4. You have the right to revoke your proxy by giving written notice of revocation addressed to the Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 at any time before the proxy is voted at the meeting.

The proxy/direction card is considered to be voting instructions furnished to the respective trustees of each of the Torchmark Corporation Savings and Investment Plan, the Profit-Sharing and Retirement Plan of Liberty National Life Insurance Company and the Liberty National Life Insurance Company 401(k) Plan with respect to shares allocated to individual’s accounts under these plans. If the account information is the same, participants in one or more of the plans who are also shareholders of record will receive a single card representing all their shares. If a plan participant does not return a proxy/direction card to the Company, the trustees of any plan in which shares are allocated to the participant’s individual account will vote those shares in the same proportion as the total shares in that plan for which directions have been received.

A plurality vote of the holders of the issued and outstanding common stock of the Company represented in person or by proxy at the stockholders meeting is required to elect directors. A simple majority vote of the holders of the issued and outstanding common stock of the Company represented in person or by proxy at the stockholders meeting is required to approve all other matters put to a vote of stockholders at this meeting. Abstentions are considered as shares present and entitled to vote. Abstentions have the same legal effect as a vote against a matter presented at the meeting. Any shares for which a broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules will be considered as shares not entitled to vote and will not be considered in the tabulation of the votes.

Record Date and Voting Stock

Each stockholder at the close of business on March 3, 2008 is entitled to one vote for each share of common stock held on that date upon each proposal to be voted on by the stockholders at the meeting. At the close of business on March 3, 2008, there were 90,722,489 shares of common stock of the Company outstanding. There is no cumulative voting of the common stock. Pursuant to a policy adopted by the Board of Directors, voting is confidential, with exceptions made to allow the Company to contact shareholders so as to reach quorum for meetings, in the event of a contested election and in the event comments are included on a proxy/direction card.

Principal Stockholders

The following table lists all persons known to be beneficial owners of more than five percent of the Company’s outstanding common stock as of December 31, 2007, as indicated from Schedule 13G filings with the Securities and Exchange Commission.

Name and Address	Number of Shares		Percent of Class
Pzena Investment Management, LLC 120 West 45th Street, 20th Floor New York, New York 10036	9,949,936	(1)	10.79%

Franklin Resources, Inc. Charles B. Johnson Rupert H. Johnson, Jr. One Franklin Parkway San Mateo, CA 94403-1906

Templeton Global Advisors Limited Lyford Cay Post Office Box N7759 Nassau, Bahamas	8,961,440	(2)	9.7%

(1)	Pzena Investment Management, LLC, a Delaware investment adviser, has sole power to vote or direct the vote on 4,523,176 shares and sole power to dispose or direct the disposition of 9,949,936 shares.

(2)	Franklin Resources, Inc. (FRI), a Delaware corporation, and Charles B. Johnson and Rupert H. Johnson, Jr. (Principal Shareholders), who each own in excess of 10% of the common stock of FRI, hold no shares of Torchmark stock directly. FRI and the Principal Shareholders disclaim beneficial ownership in all reported securities. All shares are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI (Investment Management Subsidiaries), including Templeton Global Advisors Limited. Investment Management Subsidiaries report the following and disclaim beneficial ownership of the same:

Adviser Subsidiary	Power to Vote or Direct Vote	Power to Dispose or Direct Disposition
	Sole	Sole	Shared
Templeton Global Advisors Limited	6,622,574	6,687,734	19,840

Franklin Templeton Investment Management Limited	545,184	1,498,466

Templeton Investment Counsel, LLC	237,830	237,830	37,420

Franklin Templeton Investments Australia Limited	93,700	66,350	27,350

Franklin Templeton Investments (Asia) Limited	120,210	245,970

Franklin Advisors, Inc.	66,750	66,750

Franklin Templeton Investments Corp.	18,730	18,730

Franklin Templeton Investments Japan Limited	17,750	17,750

Fiduciary Trust Company International	10,100	10,100

Templeton Asset Management Ltd	7,890	27,330

PROPOSAL NUMBER 1

Election of Directors

The Company’s By-laws provide that there will be not less than seven nor more than fifteen directors with the exact number to be fixed by the Board of Directors. In February 2007, the Board fixed the number of directors at ten persons.

The Board of Directors proposes the election of Mark S. McAndrew, Sam R. Perry and Lamar C. Smith as directors, to hold office for a term of three years, expiring at the close of the annual meeting of stockholders to be held in 2011 or until their successors are elected and qualified. Messrs. McAndrew, Perry and Smith’s current terms expire at the 2008 Annual Meeting of Stockholders. The term of office of the other seven directors continues until the close of the annual meeting of stockholders in the year shown in the biographical information below or until their successors are elected and qualified.

Non-officer directors first elected to the Board of Directors prior to April 28, 2005 retire from the Board of Directors at the annual meeting of stockholders which immediately follows their 78th birthday. Non-officer directors first elected to the Board after April 28, 2005 retire from the Board at the annual meeting of stockholders immediately following their 74th birthday. Directors who are employees/officers of the Company retire from active service as directors at the annual stockholders meeting immediately following their 65th birthday.

If any of the nominees becomes unavailable for election, the directors’ proxies will vote for the election of any other person recommended by the Board of Directors unless the Board reduces the number of directors.

The Board recommends that the stockholders vote FOR the nominees.

Profiles of Directors and Nominees(1)

Charles E. Adair (age 60) has been a director since April 2003. His term expires in 2010. He is also a director of Performance Food Group, Inc., Tech Data Corporation, and PSS World Medical, Inc. Principal Occupation: Partner, Cordova Ventures, Montgomery, Alabama, a venture capital management company since December 1993.

David L. Boren (age 66) has been a director of the Company since April 1996. His term expires in 2009. He is also a director of AMR Corporation, Hiland Partners, L.P. and Texas Instruments, Inc. Principal occupation: President of The University of Oklahoma, Norman, Oklahoma since November 1994.

M. Jane Buchan (age 44) has been a director of the Company since October 2005. Her term expires in 2009. Principal Occupation: Chief Executive Officer and Managing Director of Pacific Alternative Asset Management Company, LLC, Irvine, California, an institutional fund of funds for pension plans of corporations, state governments and foreign retirement trusts, since March 2000.

Robert W. Ingram (age 59) has been a director of the Company since October 2005. His term expires in 2009. Principal Occupation: Senior Associate Dean and Ross-Culverhouse Professor of Accounting in Culverhouse College of Commerce, University of Alabama, Tuscaloosa, Alabama since August 2004. (Director, Culverhouse School of Accountancy, University of Alabama, 2002—2004).

Joseph L. Lanier, Jr. (age 76) has been a director of the Company since 1980. His term expires in 2010. He is also a director of Flowers Foods and Alliance One International, Inc. Principal occupation: Retired textile executive. (Chairman of the Board of Dan River Incorporated, Danville, Virginia, a textile manufacturer, November 1989-August 2006; Chief Executive Officer of Dan River Incorporated November 1989-February 2005).

Mark S. McAndrew (age 54) has been a director of the Company since July 1998. Principal occupation: Chairman since February 2006 and Chief Executive Officer since August 2005 of the Company. (Chairman of Insurance Operations of the Company, February 2003-August 2005; Executive Vice President of the Company, September 1999-February 2003; Chief Executive Officer September 1999-August 2005 and President October 1991-August 2005 of Globe; President October 1991-July 2004 and Chief Executive Officer September 1999-July 2004 of United American; President and Chief Executive Officer of American Income, September 1999-December 2003.)

Lloyd W. Newton (age 65) has been a director of the Company since April 2006. His term expires in 2010. He is also a director of Goodrich Corporation and Sonocco Products Company. Principal Occupation: Consultant. (Executive Vice President Military Engines of Pratt & Whitney, a manufacturer of aircraft engines, gas turbines and space propulsion systems, Hartford, Connecticut August 2000-March 2006).

Sam R. Perry (age 73) has been a director of the Company since October 2004. Principal occupation: Attorney in Private Practice, Austin, Texas since October 2004. (Shareholder and Of Counsel at Sneed Vine & Perry P.C., Austin, Texas December 2003-September 2004; Shareholder, Officer and Director of Sneed Vine & Perry, P.C. June 1961-December 2003.)

Lamar C. Smith (age 60) has been a director of the Company since October 1999. Principal Occupation: Retired financial services executive. (Chairman January 1992-January 2007 and Chief Executive Officer 1990-April 2007 of First Command Financial Services, Inc., Fort Worth, Texas, a financial services company providing insurance, mutual funds and banking services to current and former commissioned and non-commissioned military officers; Chairman of First Command Bank, a subsidiary of First Command Financial Services, Inc., May 2007 - September 2007).

Paul J. Zucconi (age 67) has been a director of the Company since July 2002. His term expires in 2009. He is also a director of Titanium Metals Corporation and Affirmative Insurance Holdings, Inc. Principal occupation: Business Consultant, Plano, Texas, since January 2001.

(1)	Liberty, Globe, United American, American Income and UILIC as used in this proxy statement refer to Liberty National Life Insurance Company, Globe Life And Accident Insurance Company, United American Insurance Company, American Income Life Insurance Company and United Investors Life Insurance Company, subsidiaries of the Company.

PROPOSAL NUMBER 2

Approval of Auditors

A proposal to ratify the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm of the Company to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2008 will be presented to the stockholders at the annual meeting. Deloitte & Touche served as the independent registered public accounting firm of Torchmark, auditing the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2007 and has served in such capacity since 1999. The Audit Committee of the Board has appointed Deloitte & Touche to serve as the Company’s independent registered public accounting firm for 2008 and has recommended ratification by stockholders of the appointment of Deloitte & Touche for 2008.

A representative of Deloitte & Touche is expected to be present at the meeting and available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.

If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee of the Board of Directors.

The Board recommends that stockholders vote FOR the proposal.

PROPOSAL NUMBER 3

APPROVAL OF THE TORCHMARK CORPORATION

2008 MANAGEMENT INCENTIVE PLAN

On February 26, 2008, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Torchmark Corporation 2008 Management Incentive Plan (the Management Incentive Plan). The Management Incentive Plan will become effective as of the date it is approved by Torchmark’s stockholders.

A summary of the Management Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the Management Incentive Plan, which is attached to this Proxy Statement as Appendix A.

Summary of the Management Incentive Plan

Purpose. The Management Incentive Plan will replace Torchmark’s Annual Management Incentive Plan (the Current Management Incentive Plan) that was approved by Torchmark’s shareholders at the 2003 Annual Meeting. The purpose of the Management Incentive Plan is the same as that of the Current Management Incentive Plan, which is to attract and retain top quality senior executives and to reward selected senior executive officers for their contributions to superior corporate performance through the payment of objectively-determined, performance-based annual bonuses. We believe the Management Incentive Plan is consistent with Torchmark’s historical practices for the payment of bonuses to its senior executive officers.

Subject to Torchmark stockholders’ approval of the Management Incentive Plan, compensation paid pursuant to the Management Incentive Plan is intended, to the extent reasonable, to qualify as “performance-based compensation” not subject to the limitations of the Internal Revenue Code Section 162(m) on tax deductibility of executive compensation in excess of $1 million. In order to ensure that Torchmark can receive a federal income tax deduction for the bonus compensation paid to such senior executives under the Management Incentive Plan, Torchmark is submitting the Management Incentive Plan for stockholder approval.

Administration. The Management Incentive Plan will be administered by the Compensation Committee of the Board, which, in accordance with the Compensation Committee’s charter, will always be comprised of at least three directors. Each of the directors on the Compensation Committee must be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. All questions of Plan interpretation will be determined by the Compensation Committee and its decisions will be final and binding on all participants. The Compensation Committee will interpret the Management Incentive Plan in a manner consistent with the requirements to qualify payments made under the Management Incentive Plan as deductible “performance-based” compensation under Section 162(m).

Eligibility And Participation. Persons eligible to participate in the Management Incentive Plan will include all “covered employees”, as defined in Section 162(m) and current IRS guidance thereunder, meaning those employees who, on the last day of Torchmark’s taxable year, are the chief executive officer of the Company and the three highest paid executive officers for the taxable year (other than the chief executive officer and the chief financial officer) whose compensation is required to be reported to shareholders in the Summary Compensation Table in the Proxy Statement. Additionally, the Compensation Committee may annually designate any other executive officer of Torchmark to participate in the Management Incentive Plan. In total, 12 employees (including all of Torchmark’s executive officers who are named in the Summary Compensation Table in this Proxy Statement) are currently eligible to participate in the Management Incentive Plan and five employees have been designated to participate in the Management Incentive Plan for the current fiscal year.

Bonus Pool. The Management Incentive Plan provides that each year the Compensation Committee will establish a bonus pool from which all participants in the Management Incentive Plan will be paid subject to the attainment of the pre-determined performance criteria discussed below. The amount of the total bonus pool for the calendar year is determined by taking a percentage, not to exceed 1.5%, of Torchmark’s pre-tax operating income for the year. Pre-tax operating income is defined by Torchmark as income, before taxes, excluding realized investment losses and certain other nonoperating items, nonrecurring items and discontinued operations which may vary from year to year. The actual percentage for determining the amount of the bonus pool is to be determined by the Compensation Committee not later than 90 days after the beginning of each year.

Target Bonus Amounts. Each year, the Compensation Committee will determine, with input from the Chief Executive Officer for executive officers other than the Chief Executive Officer, target bonus amounts for all company executives covered by the Management Incentive Plan, which are the maximum bonus amounts payable to a participating executive assuming the attainment of the performance or other criteria used for evaluating the performance of such executive. The maximum bonus amount payable under the Management Incentive Plan to the Chief Executive Officer and the other “covered employees” will not exceed, in the aggregate, 60% of the total bonus pool. The chief executive officer may be paid a bonus not to exceed 30% of the total bonus pool described above; the other “covered employees” may be paid individual bonuses which in total may not exceed 30% of the total bonus pool. The maximum bonus amount which may be paid to any single participant in any one fiscal year is $4,000,000 and a minimum of zero may be paid.

Performance Criteria. Under the Management Incentive Plan, the Compensation Committee will establish in writing the performance criteria/objectives and target bonus awards for each participant not later than 90 days after the beginning of each year. These performance criteria/objectives that must be met in order for Torchmark to pay bonuses to participants will be based on: (1) for officers of the Company, growth in net operating income per share, pre-tax operating income, return on equity cash flow, premium or sales growth, stock performance, total shareholder return, expense efficiency ratio, revenue, economic value added, shareholder value added, expense ratio, loss ratio, profit margin, investment income, return on capital and/or return on invested capital; and (2) for officers of subsidiaries, growth in insurance operating income, underwriting income and/or insurance premium. These criteria/objectives may be used alone or in combination and may be expressed in Company-wide terms or relating to the performance of a division, business unit, region, department or function within the Company or a subsidiary. Actual performance relative to the selected objective(s) will determine the extent to which the target bonus amount will be paid for the year.

Calculation and Payment of Annual Awards. At the end of the performance period, the Compensation Committee will be required to determine if the performance criteria/objectives have been met by a participant and certify the same before any bonus is actually paid. The Management Incentive Plan gives the Compensation

Committee the right, in its sole discretion, to reduce the amount to be paid based upon that committee’s assessment of the participant’s individual performance or for any other reason. The Management Incentive Plan does not permit the Compensation Committee to increase a bonus payment above the objectively-determined amount.

Awards under the Management Incentive Plan will be payable to participants (provided they are employed by Torchmark or any of its subsidiaries as of the determination date) as soon as practicable after final determination by the Compensation Committee, but in no event later than March 15 of the year following performance period. Any payments will be made in cash or, at the election of the participant and subject to the approval of the Compensation Committee, in the form of stock options (with an exercise price equal to the fair market value of Torchmark common stock on the payment date of the bonus), restricted stock and/or restricted stock units, to the extent that such options, restricted stock and/or restricted stock units are available and permitted to be issued under another properly approved plan. However, any election by a participant to receive payment of an award under the Management Incentive Plan other than in cash must be submitted to the Compensation Committee in writing no later than June 30 of the calendar year to which the performance period relates.

Deferral of Receipt of Awards. Each participant who is entitled to participate in the Torchmark Corporation Restated Deferred Compensation Plan for Directors, Advisory Directors, Directors Emeritus and Officers (the Deferral Plan) may elect to defer payment of any amounts payable under the Management Incentive Plan in accordance with the Deferral Plan. The terms of the Deferral Plan will apply to the payment of any amounts deferred under the Management Incentive Plan.

Treatment of Awards Upon Termination of Employment Following a Change in Control. The Management Incentive Plan contains a provision providing for the acceleration of payout of a participant’s award in certain circumstances following a change in control of Torchmark (as defined in the Management Incentive Plan). Following a change in control, if the Company or the surviving corporation terminates a participant’s employment other than for cause or the participant terminates his or her employment with the Company for good reason (as defined in the Plan), then the participant’s target payout opportunity attainable under any outstanding bonus award will be considered to have been fully earned as of the date of termination based on an assumed achievement of relevant performance goals at the “target” level. Any accelerated award payable under this provision will be paid to the participant pro rata based on the length of time that has elapsed during the performance period prior to the date of the participant’s termination of employment. Any amount payable under this provision is required to be made within 30 days of the date of termination.

“Clawback” Provision. The Management Incentive Plan contains a “clawback” provision which provides that if Torchmark’s financial results are materially restated, the Compensation Committee may review the circumstances surrounding the restatement and determine whether and which participants will be required to forfeit the right to receive future payments and/or to repay to Torchmark any prior payments under the Management Incentive Plan determined by the Compensation Committee to have been inappropriately received. In the event that Torchmark’s financial results are restated due to fraud or material non-compliance by Torchmark, as a result of misconduct, with any financial reporting requirements of the federal securities laws, any participant who the Compensation Committee determines participated in or is responsible for the fraud or noncompliance causing the need for the restatement will forfeit the right to receive future payments under the Management Incentive Plan and must repay to Torchmark any amounts paid in excess of the amounts that would have been paid based on the restated financial results.

Amendment and Termination of the Management Incentive Plan. Torchmark’s Board of Directors or the Compensation Committee may at any time alter, amend, suspend or terminate the Management Incentive Plan in whole or in part. However, no such action will be effective without approval by the stockholders of Torchmark to the extent that this approval is required to continue to qualify the payments under the Management Incentive Plan for treatment as performance-based compensation under Section 162(m).

Federal Income Tax Consequences. Cash payments made under the Management Incentive Plan will be taxable to the recipient thereof when paid, and Torchmark or the subsidiary of Torchmark which employs or employed the recipient will generally be entitled to a federal income tax deduction in the calendar year for which the amount is paid.

If the recipient of a bonus determines to receive payment in the form of non-qualified Torchmark stock options, such stock options will be taxable to him or her when the options are exercised. Torchmark or its subsidiary which employs or employed the recipient will also be entitled to a federal income tax deduction for the calendar year in which the option was exercised.

If the recipient of a bonus elects to receive payment in the form of restricted stock, the recipient will generally be required to include in his or her taxable income the fair market value of the stock in the calendar year in which the stock vests, which is determined using the fair market value of the stock on the vesting date. Torchmark, or the subsidiary which employs or employed the recipient, will be entitled to a federal income tax deduction in the same calendar year and in the same amount as the recipient’s taxable income.

If the recipient of a bonus elects to receive payment in the form of restricted stock units, the receipt of such restricted stock units are not taxable to the recipient. Instead, the recipient will be subject to taxation in the calendar year in which shares of Torchmark stock are actually issued to him or her in exchange for the restricted stock units. The amount of the recipient’s taxable income will be equal to the fair market value of the shares on the date the shares are actually issued. Torchmark, or the subsidiary which employs or employed the recipient, will be entitled to a federal income tax deduction in the same calendar year and in the same amount as the recipient’s taxable income.

New Plan Benefits

No awards have been paid under the Management Incentive Plan. The Compensation Committee has fixed the total bonus pool for 2008 at 1.5% of pre-tax operating income for 2008. Because payment of any award for 2008 under the Management Incentive Plan will be contingent on the attainment of performance objectives established by the Committee, the amounts payable to eligible participants under the Management Incentive Plan for 2008 cannot currently be determined. Since such amounts are not presently determinable, the maximum bonus amounts that would have been awarded for fiscal year 2007, subject to the Compensation Committee’s exercise of discretion to reduce bonus amounts, based upon the formula for calculating the 2008 total bonus pool (as described above) and assuming the attainment of the performance objectives/targets set by the Compensation Committee for 2008, are as follows:

New Plan Benefits

Torchmark Corporation 2008 Management Incentive Plan

Name and Position	Dollar Value
Mark S. McAndrew, Chairman & Chief Executive Officer	$3,604,000
Gary L. Coleman, Executive Vice President & Chief Financial Officer	$901,000
Rosemary J. Montgomery, Executive Vice President & Chief Actuary	$901,000
Larry M. Hutchison, Executive Vice President & General Counsel	$901,000
Van D. Herbel, Executive Vice President & Chief Administrative Officer	$901,000
All Executive Officers as a Group (12 persons)	$7,208,000

Required Vote

In order to be adopted, this proposal must receive the affirmative vote of a majority of the shares of common stock eligible to be voted at the Annual Meeting. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal. Unless instructed to the contrary, shares represented by the proxies will be voted to approve the Management Incentive Plan.

Recommendation of the Board

The Board recommends that shareholders vote “FOR” Proposal 3.

PROPOSAL NUMBER 4

Shareholder Proposal

Torchmark received the following resolution submitted by Sheet Metal Workers’ National Pension Fund and it is including the proposal in this Proxy Statement in accordance with SEC Rule 14a-8 of the Securities Exchange Act of 1934. Torchmark will provide the address for the proponent as well as the number of common shares of Torchmark that the Fund holds promptly upon written or oral request addressed to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Pay-for-Superior-Performance Principle Proposal

Resolved: That the shareholders of Torchmark Corporation (“Company”) request that the Board of Director’s Executive Compensation Committee adopt a pay-for-superior-performance principle by establishing an executive compensation plan for senior executives (“Plan”) that does the following:

•	Sets compensation targets for the Plan’s annual and long-term incentive pay components at or below the peer group median;

•	Delivers a majority of the Plan’s target long-term compensation through performance-vested, not simply time-vested, equity awards;

•

Provides the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the Plan;

•	Establishes performance targets for each Plan financial metric relative to the performance of the Company’s peer companies; and

•

Limits payment under the annual and performance-vested long-term incentive components of the Plan to when the Company’s performance on its selected financial performance metrics exceeds peer group median performance.

Supporting Statement: We feel it is imperative that executive compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance. The pay-for-performance concept has received considerable attention, yet all to often executive pay plans provide generous compensation for average or below average performance when measured against peer performance. We believe the failure to tie executive compensation to superior corporate performance has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value. Post-employment benefits provided to executives from severance plans and supplemental executive pensions exacerbate the problem.

We believe that the pay-for-superior-performance principle presents a straightforward formulation for senior executive incentive compensation that will help establish more rigorous pay for performance features in the

Company’s Plan. A strong pay and performance nexus will be established when reasonable incentive compensation target pay levels are established; demanding performance goals related to strategically selected financial performance metrics are set in comparison to peer company performance; and incentive payments are awarded only when median peer performance is exceeded.

We believe the Company’s Plan fails to promote the pay-for-superior-performance principle in several important ways. Our analysis of the Company’s executive compensation plan reveals the following features that do not promote the pay-for-superior-performance principle:

•	The target performance levels for the annual incentive plan metrics are not peer group related.

•	50% or more of the Company’s long-term compensation is not performance-vested.

•	The vesting period for options is 50% after two years with the remainder vesting after three years. Restricted stock vests ratably over five years.

We believe a plan designed to reward superior corporate performance relative to peer companies will help moderate executive compensation and focus senior executives on building sustainable long-term corporate value.

The Board of Directors of the Company OPPOSES the adoption of the resolution for the following reasons:

Torchmark supports and has implemented pay for performance principles in its executive compensation process. After evaluating various performance criteria, Torchmark’s Compensation Committee has historically chosen to focus on annual growth in Torchmark’s net operating income per share as the selected criteria for its pay for performance program for Company executives since consistent, steady growth in this metric is used by Company management to operate the Company and to evaluate their performance in providing long-term value to the Company’s shareholders. Torchmark’s compensation philosophy for its executives is structured to provide, in addition to salaries, total variable compensation (annual cash bonuses and long-term equity incentives, generally in the form of Fair Market Value stock options and/or restricted stock) based upon attainment of annual goals set by the Compensation Committee as a part of its evaluation and decision-making process. This compensation philosophy reflects Torchmark’s heavy emphasis on delivering a major portion of executive pay in a variable format as long-term equity-based incentives, tying management’s interests to those of Company shareholders through compensation.

While both the Compensation Committee and Company management regularly monitor the performance criteria and targets selected by our peer group, the mix and format for delivering executive compensation at our peers as well as the executive compensation actually paid by our peer group companies, the Company believes that the performance criteria and compensation mix and format it has chosen are appropriate for Torchmark. They are, however, substantially different enough from the compensation philosophies and emphases chosen by our peer group companies that our target performance levels for annual incentive metrics should not be directly tied to our peer group. For this reason, although it supports and utilizes pay for performance concepts, the Board of Directors opposes this proposal.

Accordingly, the Board of Directors of the Company recommends a vote AGAINST the proposal.

OTHER BUSINESS

The directors are not aware of any other matters which may properly be and are likely to be brought before the meeting. If any other proper matters are brought before the meeting, the persons named in the proxy, or in the event no person is named, Mark S. McAndrew and Larry M. Hutchison will vote in accordance with their judgment on these matters.

INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Executive Officers

The following table shows certain information concerning each person deemed to be an executive officer of the Company, except those persons also serving as directors. Each executive officer is appointed by the Board of Directors of the Company or its subsidiaries annually and serves at the pleasure of that board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

Name	Current Age	Principal Occupation and Business Experience for the Past Five Years
Danny H. Almond	57	Vice President and Chief Accounting Officer of Company since February 2007. (Vice President, Accounting of Company, December 2005 - February 2007, Senior Vice President, Accounting of United American, October 1999 - December 2005).

Gary L. Coleman	55	Executive Vice President and Chief Financial Officer of Company since September 1999.

Vern D. Herbel	50	Executive Vice President and Chief Administrative Officer of Company since April 2006; Chief Executive Officer of United American since July 2004; Executive Vice President of Globe and American Income since May 2002. (President July 2004 - November 2007 and Executive Vice President August 2002 - July 2004 of United American).

Charles F. Hudson	51	President and Chief Executive Officer of Globe since August 2005. (Senior Vice President of Globe, August 2001 - August 2005).

Larry M. Hutchison	54	Executive Vice President and General Counsel of Company since September 1999.

Andrew W. King	50	President and Chief Marketing Officer of United American since November 2007; President and Chief Marketing Officer of Liberty since January 2006. (President, Branch Office Marketing Division of United American, September 1999 - January 2006).

Anthony L. McWhorter	58	Chief Executive Officer of Liberty and UILIC since September 1999; President of UILIC since September 1998. (Executive Vice President of Company, September 1999 - April 2006; President of Liberty, December 1994 - January 2006).

Rosemary J. Montgomery	58	Executive Vice President and Chief Actuary of Company since September 1999.

Roger C. Smith	55	President and Chief Executive Officer of American Income since December 2003. (President—American Income Marketing Division, January 2002 - December 2003).

W. Michael Pressley	56	Vice President and Chief Investment Officer of Company since April 2006. (Corporate Actuary of Company, September 2002 - April 2006).

Glenn D. Williams	46	Executive Vice President and Chief Marketing Officer of Company since August 2005. (Senior Vice President, Marketing of Company, March - August 2005; Executive Vice President of Globe and United American, September 1999 - March 2005).

Stock Ownership

The following table shows certain information about stock ownership as of December 31, 2007 for the directors whose terms continue after this Annual Meeting of Stockholders, the director nominees and executive officers of the Company, including shares with respect to which they have the right to acquire beneficial ownership on or prior to March 1, 2008.

	Company Common Stock or Options Beneficially Owned as of December 31, 2007(1)(2)
Name and City of Residence	Directly(3)	Indirectly(4)
Charles E. Adair Montgomery, AL	31,000	0
David L. Boren Norman, OK	21,031	0
M. Jane Buchan Corona Del Mar, CA	22,000	0
Robert W. Ingram Tuscaloosa, AL	12,762	0
Joseph L. Lanier, Jr. Lanett, AL	90,626	74,986
Mark S. McAndrew McKinney, TX	754,600	10,768
Lloyd W. Newton Lithia, FL	12,000	0
Sam R. Perry Austin, TX	26,084	0
Lamar C. Smith Fort Worth, TX	63,205	0
Paul J. Zucconi Plano, TX	32,900	3,685
Gary L. Coleman Plano, TX	537,322	16,569
Vern D. Herbel McKinney, TX	144,488	27,559
Charles F. Hudson Prosper, TX	84,392	687
Larry M. Hutchison Duncanville, TX	467,495	11,790
Andrew W. King Plano, TX	272,967	11,039
Anthony L. McWhorter Birmingham, AL	430,056	7,185
Rosemary J. Montgomery Parker, TX	484,418	554
Roger C. Smith Lucas, TX	187,185	348
Glenn D. Williams Plano, TX	115,316	2,018
Danny H. Almond Plano, TX	64,253	0
W. Michael Pressley Garland, TX	20,729	122
All Directors, Nominees and Executive Officers as a group:(5)	3,874,829	167,310

(1)	No directors, director nominees or executive officers beneficially own 1% or more of the common stock of the Company.
(2)	Messrs. Coleman, Almond and Pressley own 4,000, 9,600 and 800 Torchmark Capital Trust III Trust Originated Preferred Securities, respectively, directly. Mr. Zucconi owns 1,500 Torchmark Capital Trust III Trust Originated Preferred Securities indirectly through a family limited partnership.

(3)	Includes: for Adair, 27,211 shares; for Boren, 18,000 shares; for Buchan, 18,000 shares; for Ingram, 12,000 shares; for Lanier, 24,000 shares; for McAndrew, 609,523 shares; for Newton, 12,000 shares; for Lamar Smith, 51,867 shares; for Zucconi, 32,900 shares; for Perry, 24,000 shares; for McWhorter, 417,605 shares; for Coleman, 401,823 shares; for Hutchison, 380,351 shares; for Montgomery, 395,708 shares; for Pressley, 20,329 shares; for Roger Smith, 180,985 shares; for Herbel, 140,488 shares; for Hudson, 79,828 shares; for Williams, 91,993 shares; for King, 224,967 shares; for Almond, 57,813 shares and for all directors, executive officers and nominees as a group, 3,221,391 shares, that are subject to presently exercisable Company stock options.

Shares reported for McAndrew include 135,077 shares which are pledged. Shares reported for King include 42,500 shares which are pledged.

(4)	Indirect beneficial ownership includes shares (a) owned by the director, executive officer or spouse as trustee of a trust or executor of an estate, (b) held in a trust in which the director, executive officer or a family member living in his home has a beneficial interest, (c) owned by the spouse or a family member living in the director’s, executive officer’s or nominee’s home or (d) owned by the director or executive officer in a personal corporation or limited partnership. Indirect beneficial ownership also includes approximately 10,768 shares, 1,268 shares, 16,569 shares, 122 shares, 11,790 shares, 10,809 shares, 348 shares, 2,018 shares, 687 shares, 11,039 shares and 554 shares calculated based upon conversion of stock unit balances held in the accounts of Messrs. McAndrew, McWhorter, Coleman, Pressley, Hutchison, Herbel, Roger Smith, Williams, Hudson, King and Ms. Montgomery, respectively, in the Company Savings and Investment Plan to shares. Indirect ownership for Mr. McWhorter also includes approximately 5,917 shares calculated based upon conversion of his stock unit balance in the Profit Sharing & Retirement Plan of Liberty (PS&R Plan) to shares. Indirect ownership for Mr. Herbel also includes 8,375 shares held in his living trust and 8,375 shares held in his spouse’s living trust.

Indirect ownership for Mr. Zucconi includes 3,685 shares held in a family limited partnership. Indirect ownership for Mr. Lanier includes 56,074 shares held by a family partnership, 16,512 shares owned by his spouse and 2,400 shares owned by his children. Mr. Lanier disclaims beneficial ownership of 16,512 shares owned by his spouse and 2,400 shares owned by his children.

(5)	All directors, nominees and executive officers as a group, beneficially own 4.03% of the common stock of the Company.

CORPORATE GOVERNANCE

Director Independence Determinations

The New York Stock Exchange (NYSE) rules require that Torchmark have a majority of independent directors. The rules provide that no director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with Torchmark and its subsidiaries (collectively, Torchmark), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In order to assist in the making of these determinations, the Board has adopted certain categorical standards described below to assist it in making determinations of independence.

The categorical standards for independence determinations adopted by the Board of Directors are:

i.	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not “independent” until three years after the end of such employment relationship.

ii.	A director who receives, or whose immediate family member receives, more than $100,000 in any twelve month period in direct compensation from Torchmark other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $100,000 in any twelve month period in such compensation.

iii.

A director or a director’s immediate family member who is a current partner of the firm that is the Company’s internal or external auditor; a director who is a current employee of the Company’s internal or external audit firms; a director who has an immediate family member who is a current employee at such a firm and who participates in that firm’s audit, assurance or tax compliance (but not tax planning) practices; or a director or a director’s immediate family member who was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit during that time will not be deemed “independent”.

iv.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Torchmark’s present executive officers serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

v.	A director who is a current employee, or whose immediate family member is a current executive officer, of a company that makes payments to, or receives payments from, Torchmark for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

The Board further adopted the following additional categorical standards for determining director independence on February 23, 2005, which were reviewed, amended and restated on February 20, 2007:

1)	An independent director does not directly or indirectly beneficially own more than 10% of any class of the Company’s equity securities.

2)	If a Company director is an executive officer of another company in which the Company owns a common stock interest in excess of 5% of total shareholder’s equity, or where the other company owns a common stock interest in the Company in excess of 5% of total shareholder’s equity, the director is not independent.

3)	An independent director is not and is not affiliated with an entity that is an adviser or consultant to the Company or a member of the Company’s senior management.

4)	An independent director has no personal services contract(s) with the Company or a member of senior management of the Company.

5)	An independent director is not affiliated with a not-for-profit entity that receives significant contributions from the Company (defined as the greater of $1 million or 2% of the not-for-profit entity’s consolidated gross revenues).

6)	An independent director is not employed by a public company at which an executive officer of the Company serves as a director.

7)	If a Company director is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is greater than 5% of the total consolidated assets of the company that he/she serves as an executive officer, the director is not independent.

8)	A director elected pursuant to any arrangement or understanding with another person or group is not an independent director.

9)	An independent director does not serve, and has no immediate family member who has served, as an executive officer or general partner of an entity that has received an investment from the Company or any of its subsidiaries, where such investment exceeds $1 million or 2% of such entity’s invested capital, whichever is greater, in any of the last three years.

10)	An independent director does not have, nor may any immediate family member have, any direct or indirect material interest in a transaction or series of transactions to which the Company or a subsidiary is a party in which the transaction amount exceeds $120,000 (other than interests arising solely from an aggregate ownership interest of less than 10% of the Company or an entity furnishing services to the Company).

11)	An independent director has not, and his/her immediate family members have not, accepted or agreed to accept from the Company any consulting, advisory or other compensatory fee except fees received for service as a director.

All directors other than those deemed not “independent” under the foregoing standards will be deemed to be “independent” upon a Board determination.

These independence standards are available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. They are located under the Corporate Governance heading.

Based on these categorical standards, after review and deliberation at their February 26, 2004 meeting, the Board determined that the following independent directors met the standards set by the Board: Charles E. Adair, David L. Boren, Joseph M. Farley (retired in April 2006), Joseph L. Lanier, Jr., Harold T. McCormick (retired April 2007) and Paul J. Zucconi. At their October 2005 election, it was determined that M. Jane Buchan and Robert W. Ingram met the independence standards set by the Board. Lloyd W. Newton was determined to meet the independence standards at the time of his April 2006 election to the Board. Robert W. Ingram was determined not to be independent under the NYSE categorical standards from November 2006 to January 2007, the period during which a member of his immediate family was employed in the audit practice by Deloitte & Touche LLP, the Company’s independent auditors, but not working on the Company’s audit nor as a partner in the firm. Upon the departure of Mr. Ingram’s immediate family member from employment with Deloitte, Mr. Ingram was again deemed independent under NYSE rules without a three year look back period. Sam R. Perry, who was determined not to be independent at the time of his October 27, 2004 election to the Board because of payments for legal representation of the Company and its insurance subsidiaries made to the law firm in which he had been a shareholder and of counsel until September 2004, was determined to be independent under NYSE rules in November 2007 since the applicable three year look back period had expired.

After evaluation of the directors’ responses to an annual questionnaire, which included questions based on the above-described independence criteria as well as related party transactions disclosable pursuant to Item 404(a) of SEC Regulation S-K, the Governance and Nominating Committee made recommendations to the Board of Directors regarding director independence on February 26, 2008. Accordingly, as of the February 26, 2008 Board meeting, the Board determined that the following directors continue to meet the categorical standards set by the Board and are “independent”: Charles E. Adair, David L. Boren, M. Jane Buchan, Robert W. Ingram, Joseph L. Lanier, Jr., Lloyd W. Newton, Sam R. Perry and Paul J. Zucconi. Mark McAndrew (as a Company employee) and Lamar Smith (because of the three year look-back period associated with the related party transactions as set out on pages 46-47 of the Proxy Statement) are not “independent”.

Executive Sessions

Torchmark’s non-management directors have since October, 2002 met in regularly scheduled executive sessions without any management participation by officers or employee directors. These executive sessions are currently held either before, after or otherwise in conjunction with the Board’s regularly scheduled, physically-held meetings each year. Additional executive sessions can be scheduled at the request of the non-management directors. Beginning in 2004, at least one executive session per year is conducted with only independent directors present.

The director who presides over the executive sessions is the Chair of the Governance and Nominating Committee. If that director is not present, another independent director will be chosen by the executive session to preside.

You may communicate with Torchmark’s non-management directors by writing to the Executive Session of the Torchmark Corporation Board of Directors in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Communications with the Board of Directors

Security holders of the Company and other interested parties may communicate with the full Board of Directors by writing to the Board or a specific director or directors in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Governance Guidelines and Codes of Ethics

Torchmark has adopted Corporate Governance Guidelines, a Code of Ethics for the CEO and Senior Financial Officers, and a Code of Business Conduct and Ethics for its directors, officers and employees, all of which comply with the requirements of securities law, applicable regulations and New York Stock Exchange rules. These documents are available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. They are located under the Corporate Governance heading. Printed copies of these documents may be obtained at no charge by writing the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Committees of the Board of Directors

The Board of Directors has the following standing committees more fully described below: Audit, Compensation and Governance and Nominating. The Board may also, from time to time, name additional special committees.

Audit Committee—The Audit Committee is currently comprised of Messrs. Zucconi (2007 Chairman), Adair, Ingram and Perry. Harold T. McCormick served on the Audit Committee until his retirement from the Board in April 2007. Sam R. Perry was elected to the Audit Committee in November 2007 upon a Board determination that he was an independent director. As of the date of this Proxy Statement, all members of the Audit Committee are independent under the definition contained in the NYSE rules and fully comply with SEC rules and regulations.

The Audit Committee reviews and discusses with management and the independent auditors the Company’s audited financial statements and quarterly financial statements prior to filing, the Company’s earnings press releases and financial information and earnings guidance, and the Company’s policies for risk assessment and management; selects, appoints, reviews and, if necessary, discharges the independent auditors; reviews the scope of the independent auditors audit plan and pre-approves audit and non-audit services; reviews the adequacy of the Company’s system of internal controls over financial reporting; periodically reviews pending litigation and regulatory matters; reviews the performance of the Company’s internal audit function, reviews related party disclosures to assure that they are adequately disclosed in the Company’s financial statements and other SEC filings and reviews and appropriately treats complaints and concerns regarding accounting, internal accounting controls or auditing matters pursuant to a confidential “whistleblower” policy. Additionally, the Audit Committee meets with the Company’s independent accountants and internal auditors both with and without management present. The Audit Committee met thirteen times in 2007 (three physically-held meetings and ten teleconference meetings).

The Audit Committee has a written charter, which is annually reviewed and updated if necessary. The committee charter is posted on the Company’s website and can be viewed by going to www.torchmarkcorp.com and clicking on the Investor Relations page. The committee charter is located under the Corporate Governance heading. You may also obtain a printed copy of the committee charter at no charge by writing the office of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Compensation Committee—The Compensation Committee is currently comprised of Messrs. Lanier (2007 Chairman), Newton and Boren and Ms. Buchan. All members of the Compensation Committee are independent under the rules of the NYSE, Section 16 of the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code.

The Compensation Committee determines the Company’s stated general compensation philosophy and strategy; reviews and determines the compensation of senior management of the Company and its subsidiaries at certain levels, including establishing goals and objectives for the Chief Executive Officer’s compensation, evaluating the CEO’s performance in light thereof, and recommending his total compensation to the independent directors serving on the Board for their approval; establishes the annual bonus pool; administers the Company’s

Section 162(m) bonus plan and stock incentive plan; and makes recommendations to the Board with respect to non-CEO executive compensation, incentive compensation plans and equity-based plans. The Compensation Committee is authorized to employ its own independent compensation consultant and has chosen to retain Mercer Human Resources Consulting. The Compensation Committee receives input and recommendations from the Chief Executive Officer and other members of Company management on compensation matters more fully described in the Compensation Discussion and Analysis section of this Proxy Statement and delegates certain day to day administrative functions for implementation of its compensation decisions and programs to Company officers. The Compensation Committee met six times in 2007 (four physically-held meetings and two teleconferences).

The Compensation Committee has a written charter, which is reviewed annually and updated if necessary. A copy of this charter is available on Torchmark’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. The committee charter is located under the Corporate Governance heading. You may also obtain a printed copy of the committee charter at no charge by writing the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Compensation committee interlocks and insider participation—Torchmark has no compensation committee interlocks or insider participation as defined by Item 407(e)(4) of SEC Regulation S-K.

Governance and Nominating Committee—The Governance and Nominating Committee is currently comprised of Messrs. Adair, Boren (2007 Chairman), Ingram, Lanier, Newton, Perry and Zucconi and Ms. Buchan. All members of the Governance and Nominating Committee are independent under the NYSE rules as of the date of this Proxy Statement. Harold T. McCormick served on the Governance and Nominating Committee until his retirement in April 2007. Sam R. Perry was appointed to this committee in November 2007 upon a determination that he was an independent director under the NYSE rules, as previously discussed in this Proxy Statement.

The Governance and Nominating Committee has the following duties and responsibilities: (1) receiving and evaluating the names and qualifications of potential director candidates; (2) identifying individuals qualified to become Board members consistent with criteria set by the Board of Directors and recommending to the Board director nominees; (3) recommending the directors to be appointed to Board committees and the committee chairs; (4) developing and recommending to the Board a set of governance guidelines for the Company; (5) monitoring and annually evaluating how effectively the Board and Company have implemented the corporate governance guidelines; and (6) overseeing evaluations of the Board and Company management. The Governance and Nominating Committee met five times in 2007 (four physically-held meetings and one teleconference).

The Governance and Nominating Committee will receive, evaluate and consider the names and qualifications of any potential director candidates from all sources, including shareholders of the Company. Recommendations of potential director candidates and supporting material may be directed to the Governance and Nominating Committee in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

The Governance and Nominating Committee has a written charter, which is reviewed annually and updated if necessary. A copy of this charter is available on Torchmark’s website by going to www.torchmarkcorp.com and clicking on the Investor Relations page. The committee charter is located under the Corporate Governance heading. You may also obtain a printed copy of the committee charter at no charge by writing the office of the Corporate Secretary at the address set out above.

Director Qualification Standards

Torchmark’s Corporate Governance Guidelines discuss the following director qualification standards:

1.	Board Membership Criteria, including independence, limits on the number of boards on which a director serves, a former chief executive officer’s Board membership and directors who change their present job responsibilities;

2.	Size of the Board;

3.	Term Limits;

4.	Retirement Policy; and

5.	Selection of the Chairman of the Board.

More detail regarding these director qualification standards can be found in the Corporate Governance Guidelines by going to the Company’s website at www.torchmarkcorp.com and clicking on the Investor Relations page. The Guidelines are located under the Corporate Governance heading. Printed copies of the Guidelines may be obtained at no charge by writing the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Additionally, the Governance and Nominating Committee and the Board of Directors of Torchmark adopted the following statements on Qualifications of Directors and Procedures for Identifying and Evaluating Director Candidates on April 29, 2004:

Torchmark Corporation

Qualifications of Directors

In addition to any other factors described in Torchmark’s Corporate Governance Guidelines, the Governance and Nominating Committee and the Board of Directors should at a minimum consider the following factors in the nomination or appointment of members of the Board:

1.	Integrity: Directors should have integrity and be of personal and professional ethical character.

2.	Absence of Conflicts of Interest: Directors should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to the Company and its shareholders.

3.	Achievement/Experience: Directors should have experience in management or at the policy-making level in one or more fields of business, government, education, technology, science, or community/civic affairs.

4.	Business Understanding: Directors should have a general appreciation regarding major issues facing public companies of size and operational scope similar to that of the Company, including business strategy, business environment, corporate finance, corporate governance and board operations.

5.	Oversight: Directors should have the ability to exercise sound business judgment.

6.	Available Time: Directors should have sufficient time to effectively carry out their duties, including preparing for and attending Board meetings, meetings of the Board committees on which they serve and the Annual Meeting of Shareholders, after taking into consideration their other business and professional commitments.

7.	Age: Directors must comply with the Board established retirement age limits for directors.

8.	Independence: Directors should be independent in their thought and judgment and be committed to enhancing long-term value for all shareholders. A majority of the Board must be independent directors, as defined by the New York Stock Exchange.

9.	Diversity: Directors should be selected so that the Board reflects appropriate diversity.

Under exceptional and limited circumstances, the Governance and Nominating Committee and Board may approve the candidacy of a director nominee who may not necessarily satisfy all of these criteria, if they believe the service of that nominee is in the best interests of the Company and its shareholders.

Procedures for Identifying and Evaluating Director Candidates

1.	Chairman and CEO, the Governance and Nominating Committee or other Board Member identifies need (a) to add new Board Member meeting specific criteria or (b) to fill a vacancy on the Board.

2.	Governance and Nominating Committee initiates search, working with Company staff support and seeking input from other Board Members and Senior Company Management. The Governance and Nominating Committee may also engage a professional search firm to assist in identifying director candidates if necessary.

3.	Candidates that will satisfy any specific criteria and otherwise qualify for membership on the Board, are identified and presented to the Governance and Nominating Committee.

4.	The Chairman and CEO and at least one Member of the Governance and Nominating Committee will interview prospective candidate(s).

5.	Governance and Nominating Committee meets to consider and approve final candidate.

6.	Governance and Nominating Committee seeks full Board endorsement of selected candidate.

7.	In making its selection, the Governance and Nominating Committee will evaluate candidates proposed by shareholders under criteria similar to the evaluation of other candidates.

Board and Annual Shareholder Meeting Attendance

During 2007, the Board of Directors held five physical meetings and four teleconference meetings. In 2007, all of the directors attended at least 75% of the meetings of the Board and the committees on which they served. The Board also acted three times by unanimous written consent.

Torchmark has a long standing policy that the members of its Board of Directors be present at the Annual Meeting of Shareholders, unless they have an emergency, illness or an unavoidable conflict. At the April 26, 2007 Annual Meeting of Shareholders, all ten directors were present.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of the Board of Directors has the responsibility for determining the compensation of senior executives of Torchmark and its subsidiaries in accordance with the Company’s stated compensation philosophy and strategy. The Compensation Committee works to ensure that the total compensation paid in various forms to these executives, including the Chief Executive Officer, Chief Financial Officer and the other executives listed in the compensation tables in this Proxy Statement (collectively, the named executive officers), is fair, reasonable and competitive. The Compensation Committee also seeks to ensure that the allocation of compensation among the various elements is appropriately balanced.

Compensation Philosophy

Torchmark’s executive compensation philosophy mirrors its business philosophy. Our compensation philosophy emphasizes and rewards consistent, steady growth in net operating income per share, which we believe provides long-term value to our shareholders and therefore aligns management’s interests with shareholder interests. Our compensation philosophy also considers competitive remuneration practices in the insurance and financial services sector as we seek to attract, reward and retain our key executives at both the holding company and subsidiary levels. Based on both annual and long-term goals, the Compensation Committee evaluates and makes decisions in three categories:

(a)	annual versus long-term compensation,

(b)	cash versus equity compensation, and

(c)	performance-based compensation which is deductible under Internal Revenue Code Section 162(m) versus discretionary compensation based upon management recommendations and Compensation Committee decisions.

This evaluation and decision-making process has historically resulted in executive compensation at the Company which generally emphasizes equity compensation while placing less emphasis on cash compensation.

Our compensation philosophy is regularly reviewed by the Compensation Committee. From time to time, as necessary, the Compensation Committee may modify our compensation philosophy, principles or goals. For example, for a number of years, growth in net operating income per share has been the objective we have emphasized in determining and awarding annual bonuses. However, the Compensation Committee continues to conduct an evaluation of potential additional and/or alternative performance objectives for bonuses with input from Company management and the assistance of the committee’s compensation consultant. After deliberation, in early 2007, the Compensation Committee affirmed continued use of growth in net operating income per share, an earnings-based objective for 2007 bonuses. For 2008, the Compensation Committee determined to use growth in net operating income as the earning-based objective for 2008 bonuses, subject to negative discretion on the part of the Compensation Committee based upon a weighting of earnings per share and return on equity.

Our compensation program is applied to our named executives officers in a fashion similar to its application to the Chief Executive Officer. Any differences are due to difference in job scope and market values for the various positions.

Role of Executive Officers in Compensation Decisions

Company management, including the Chief Executive Officer, the Chief Financial Officer and the General Counsel, support the Compensation Committee, attend portions of its meetings at its request, make recommendations to the Compensation Committee and perform various day-to-day administrative functions on behalf of the committee in connection with the Company’s cash and equity compensation programs and plans. Specifically, the Chief Executive Officer provides input to assess the effectiveness of the existing compensation philosophy and programs, assists in the design of new compensation programs and the modification of existing programs and makes specific recommendations regarding the potential bonus pool and the amount and mix of the cash and equity compensation to be paid to certain levels of officers, including all named executive officers except himself.

Compensation Consultant

The Compensation Committee has the authority to employ outside advisors, experts and other professionals to assist it. Historically, the committee has periodically used unaffiliated executive compensation consultants. Beginning in 2006, the committee retained Mercer Human Resources Consulting, an independent compensation consulting firm, and continues to do so. In 2007, Mercer performed reviews of the competitiveness of the total cash and equity-based compensation paid to certain executive officers, including all the named executive officers, and provided certain special reports requested by the Compensation Committee, such as reports on additional/alternative performance criteria, bonus pool formulation, executive compensation practices within the Company’s peer group and the Company’s proposed I.R.C. Section 162(m) plan.

Setting Executive Compensation

Our compensation programs are designed to attract, retain and motivate the executives who are necessary to successfully operate the Company and its subsidiaries in the current competitive environment. These programs have also been structured in a manner that links compensation with the Company’s annual and long-term goals. We have attempted to design our compensation program to reward initiative and achievement of business goals which result in continued growth of the Company.

The current compensation package for executives of Torchmark and/or its subsidiaries is comprised of cash and equity elements paid partly as annual incentives and partly as long-term incentives. Our cash compensation is in the form of salaries and annual bonuses. We pay equity compensation most frequently in the form of stock options; although in certain instances, we may use restricted stock awards.

The Compensation Committee considers market comparisons as it determines the elements, appropriate levels and mix of compensation to be paid to the executive officers in order to retain the insurance executives necessary to the successful operation of the Company. The Committee does not operate with fixed standards for the level and mix of compensation elements it awards. Rather, it works using this market analysis and other inputs from Company management and its compensation consultant.

After evaluation, the Compensation Committee, Company management and Mercer determined in December 2006 to redefine the Company’s peer group against which it would measure both executive compensation and Company performance for 2007. Compared to prior peer groups, this redefined peer group includes only companies with a focus on either life or health insurance in order to more closely align the peer group with the business of Company. They chose to base the Company’s peer group on those companies listed in the Fortune 1000 stock life and health companies 2006 rankings as published in the April 30, 2007 issue, adjusted to remove any companies which are more than twice the asset size of Torchmark (Prudential Financial and METLIFE) and companies owned by mutual insurance holding companies or for which executive compensation data is not readily available (Pacific Life, Minnesota Life and American National Life). The companies in the peer group will change from time to time because of mergers, acquisitions and going-private transactions (for example, HealthMarkets was taken private in April 2006). Thus, the eleven companies comprising Torchmark’s peer group against which the Company benchmarked in 2007 in order to fix 2007 bonuses and set 2008 salaries were AFLAC, Genworth Financial, Assurant, UNUM Group, Principal Financial, Lincoln National, Conseco, Protective Life, Phoenix, StanCorp Financial and HealthMarkets. The median fiscal year 2006 revenue for this peer group was roughly $8 billion, and Torchmark’s revenue for 2006 ($3.4 billion) was at the 34th percentile of the peer group. The median market capitalization for these peer group companies at June 29, 2007 was $7.1 billion, with Torchmark having a June 29, 2007 market value ($6.3 billion) at the 48th percentile of this peer group. In an analysis of fiscal year 2007 shareholder returns of the Company’s peer group, the Mercer consultant determined that Torchmark ranked only slightly below the median of its peer group in total shareholder return (47%) and stock price appreciation (48%).

Market comparisons done by the Compensation Committee’s consultant during 2007 ascertained that (1) the Chief Executive Officer’s total compensation (base salary, annual cash bonus and long-term incentives) fell significantly below the median of chief executive officers of the peer companies; (2) our Chief Financial Officer’s total compensation was between the median and 75th percentile of chief financial officers of peer companies but less than the median compensation paid to the second highest paid executives of the peer companies; and (3) our third highest paid executive (the General Counsel) had total compensation slightly below the median of the peer group, while our fourth and fifth highest paid executives (the Chief Actuary and Chief Administrative Officer, respectively) were near the median of the peer group. The Mercer consultant also determined that relative to its market peers, Torchmark continues to deliver a greater portion of variable pay to its executive officers through the use of long-term incentives (“pay at risk”) than its peers. This reflects the historic emphasis and conscious design of the Company’s compensation philosophy to deliver a large portion of pay in a variable format as long-term incentive awards, typically in the form of stock options, rather than through annual cash bonuses.

Elements of Compensation

The total compensation package for all executives at Torchmark and its subsidiaries, including the named executive officers, consists of multiple elements. Some of these elements focus on compensation paid during the executive’s active working career while others focus on compensation and benefits paid on or related to retirement. Executives may also receive certain limited perquisites and personal benefits. The elements included in compensation available to executives during fiscal year 2007 included:

•	Base salaries;

•	Cash bonuses;

•	Long-term equity-incentives in the form of stock options and restricted shares;

•	Retirement and other benefits; and

•	Perquisites and personal benefits.

Base Salaries and Cash Bonuses

Salary increases and annual cash bonuses are paid to reward performance relative to annual goals which vary by operating company and are impacted by that particular company’s current position within the holding company system. For holding company executives, these annual goals may be based on growth in net operating income per share, pre-tax operating income and/or return on equity and for executives of the subsidiaries, these goals are typically based on growth in insurance operating income, underwriting margins and/or insurance premium revenue. The Chief Executive Officer reviews Company and operating subsidiary performance as well as the performance of individual executives other than himself relative to their respective annual goals.

The Chief Executive Officer makes recommendations to the Compensation Committee for salary levels to executives, other than himself, considering Company and operating subsidiary performance in the previous year as well as the performance of individual executives relative to their respective annual goals. Such executives do not receive any cost of living salary adjustments. The Compensation Committee also receives and reviews market data on base salary levels at peer companies from its consultant. Based on this data, at its regularly scheduled meeting held in early December 2006, the Compensation Committee considered and fixed the 2007 salaries for the Chief Executive Officer and the other executive officers who are listed on page 11 of this Proxy Statement. Commencing with 2008, the current year salary levels of the Chief Executive Officer and other executive officers listed in the Proxy Statement will be considered and recommended by the Compensation Committee to the independent members of the Board of Directors in the case of the Chief Executive Officer and will be considered and fixed for the other executives officers listed in the Proxy Statement at meetings held in late January or during February of the year for which the executive is then being compensated. The 2008 salary levels for our named executive officers were only slightly increased over their 2007 salary levels.

Annual cash bonuses are a key component of executive compensation. To ensure the tax deductibility of bonuses paid to executives, the Company has an Annual Management Incentive Plan (Section 162(m) Plan), under which it may pay annual cash bonuses to the Chief Executive Officer and the other named executives. After the Compensation Committee establishes a bonus pool, the required performance objective and the maximum percentage of the pool that can be paid to each named executive, if the pre-established performance objective is achieved, then the maximum bonus amount that can be paid to each named executive is calculated. The Compensation Committee then exercises its discretion to reduce (but not increase) any bonus from the maximum level, considering both quantitative and qualitative factors. The Compensation Committee is also authorized to pay discretionary bonuses to executives outside of the Section 162(m) Plan, which may or may not be tax deductible.

Bonuses paid upon attainment of pre-established performance targets are paid under the Company’s current Section 162(m) Plan. Within the first 90 days of each year, the Compensation Committee selects one or more performance criteria from among those listed in the Section 162(m) Plan. The Compensation Committee determines the executives eligible to participate in the Section 162(m) Plan for that year from among the Chief Executive Officer, the next three highest paid executive officers other than the Chief Financial Officer (covered employees) and any other executive officer of the Company or its subsidiaries they choose to include. The Compensation Committee first establishes the size of the bonus pool (for both bonuses paid under the Section 162(m) Plan and discretionary bonuses paid outside the current plan) by specifying a percentage, not to exceed 1%, of Torchmark’s pre-tax operating income for the calendar year. The Compensation Committee also selects performance criteria and establishes bonus targets which must be met for participants to be considered for a bonus. Actual performance relative to these targets determines whether or not any bonus can be paid. If the targets are not met, no bonuses can be paid; if the targets are met, the maximum amount for which a participant is eligible may be paid, subject to the Compensation Committee’s discretion to reduce the maximum bonuses. The maximum amount of the pool which can be paid under the Section 162(m) Plan to the Chief Executive Officer and the other four covered executives cannot exceed 40% of the total pool, with not more than a maximum of 15% payable to the Chief Executive Officer and not more than 25% payable in total to the other four covered employees. The Compensation Committee establishes the maximum bonus amount for each executive within the first 90 days of each year. At the end of the performance period, the Compensation Committee must determine and certify that the performance criteria/targets have been met before any bonus can be paid. While the Compensation Committee has discretion to reduce a bonus as paid under the Section 162(m) Plan, it may not increase a bonus payment under the Section 162(m) Plan above the objectively-determined amount.

The performance criteria selected by the Compensation Committee for use in the Section 162(m) Plan since its inception and again for 2007 was annual growth in Torchmark’s net operating income per share. For 2007, the size of the bonus pool was calculated to be 1.0% of the Company’s 2007 pre-tax operating income. Net operating income per share in 2007 had to increase by at least 2.0% over 2006 net operating income per share for bonuses to be paid. Mark McAndrew, Gary Coleman, Larry Hutchison, Rosemary Montgomery and Vern Herbel were selected as the participating executives for 2007 in the Section 162(m) Plan. Mr. McAndrew was eligible to receive a 2007 bonus of 15% of the pool, subject to the Compensation Committee’s discretion to reduce the bonus. Messrs. Coleman, Hutchison, Herbel and Ms. Montgomery were eligible to receive 25% of the bonus pool for 2007 (a maximum individual bonus of 6.25% per individual), subject to the Compensation Committee’s discretion to reduce any of these bonuses. At its January 28, 2008 meeting, the Compensation Committee reviewed 2007 results, determined and certified that the performance criteria/target for the Section 162(m) Plan had been met. The Compensation Committee exercises its discretion, based upon both quantitative and qualitative factors, to decrease (but not to increase) the bonus paid to any of the named executives, even if the performance criteria level was achieved for maximum bonuses. In 2007, the Compensation Committee chose to exercise its discretion to reduce all bonuses and did not award or recommend payment of maximum bonuses to any of the named executives. It recommended to the independent members of the Board of Directors a bonus amount for Mr. McAndrew based upon the Company’s performance relative to the growth in earnings per share standard set for 2007, his leadership in setting the direction of the Company, his supervision of executive management, competitive market compensation practices and what Mr. McAndrew had received in prior years.

The Compensation Committee fixed the actual bonus amounts paid to Messrs. Coleman, Hutchison and Herbel and Ms. Montgomery based upon an evaluation of these executives’ individual and team efforts contributing to the Company’s success in 2007, particularly in continued growth in earnings per share, and on input from Mr. McAndrew regarding their performance.

The Company’s current Section 162(m) Plan ceased to be effective on January 1, 2008. Because the current Section 162(m) plan expired, after discussion the Compensation Committee, with assistance from its compensation consultant and Company management, developed and recommended to the Board of Directors a new Section 162(m) bonus deductibility plan (the Torchmark Corporation 2008 Management Incentive Plan). On February 26, 2008, the Board of Directors unanimously recommended that the new plan be submitted to shareholders for their approval at their Annual Meeting to be held April 24, 2008. The Management Incentive Plan is described more fully on pages 5-9 of this Proxy Statement and a full copy of the proposed plan is attached to the Proxy Statement as Appendix A.

On February 25, 2008, subject to shareholder approval of the Management Incentive Plan, the Compensation Committee established a 2008 bonus pool of 1.5% of 2008 pre-tax operating income. Net operating income per share will have to grow 2% in 2008 over 2007 for bonuses to be paid. Mark McAndrew, Gary Coleman, Larry Hutchison, Rosemary Montgomery and Vern Herbel were selected as the participating executives for 2008 in the Management Incentive Plan. Mr. McAndrew will be eligible to receive a bonus equal to 30% of the total bonus pool if the performance target is achieved, subject to the Compensation Committee’s exercise of discretion to reduce the recommended bonus, based upon weighting factors of earnings per share and return on equity. Each of Messrs. Coleman, Hutchison and Herbel and Ms. Montgomery will be eligible to receive 7.5% of the total bonus pool if the performance target is achieved, in each individual instance subject to the Compensation Committee’s discretion to reduce the bonus actually paid based upon the factors discussed above.

Long-Term Equity Incentives

The principal vehicle used by Torchmark to distribute long-term incentive compensation to Company and subsidiary executives, officers and key employees is stock options, which Torchmark first began awarding in 1984. From time to time, we have also awarded restricted stock to certain senior executives and we began a renewed emphasis in 2006 on the use of restricted stock awards to certain senior executives for retention purposes. The incentive plan under which stock options were awarded on January 19, 2007 was the Torchmark Corporation Amended and Restated 2005 Incentive Plan (the Incentive Plan). The incentive plan under which stock options and restricted stock were awarded on April 26, 2007 was the Torchmark Corporation 2007 Long-Term Compensation Plan (the Long-Term Plan). The Long-Term Plan was approved by Company shareholders on April 26, 2007, and, thereafter, all awards will be made pursuant to this plan with no further awards being made under the Incentive Plan. The purposes of the Incentive and Long-Term Plans are to promote the success and enhance the value of Torchmark by linking the personal interests of employees, officers, directors and consultants of the Company and its subsidiaries to Torchmark’s shareholders and to provide these persons with an incentive for outstanding individual performance.

To implement these purposes, the Compensation Committee, as the administrator of the Incentive Plan and the Long-Term Plan, selected, based upon management recommendations, the officers (other than the Chief Executive Officer), key employees and another non-employee who received stock option grants in January 2007 and recommended to the independent members of the Board of Directors the award of restricted shares and stock options to the Chief Executive Officer in April 2007. Both the Incentive Plan and the Long-Term Plan authorize the Compensation Committee to set the restrictions on restricted shares (for example, performance-based or tenure of service) and their vesting periods. The Compensation Committee also is charged with determining the type of stock options they award or recommend (incentive or non-qualified), the time and conditions of exercise of options and the methods of acceptable payment to exercise stock options. All stock options, whether issued under the Incentive Plan or the Long-Term Plan, are granted with exercise prices equal to the fair market value of Torchmark’s common stock, which is defined by each plan as the NYSE market closing price on the grant date.

The grant date for stock options and restricted share awards is the date of the Compensation Committee or Board meeting, either physical or telephonic, at which the Compensation Committee or the independent members of the Board reviews and determines the persons receiving options or restricted stock and the number of options or restricted shares.

The Compensation Committee and the independent members of the Board do not time the grant of stock options or restricted shares in consideration of the release of material non-public information, whether or not that information may favorably or unfavorably impact the price of Torchmark common stock. Options and restricted shares are not awarded when the the independent members of the Board, the Compensation Committee or Company management are in possession of material non-public information. Equity-based incentive compensation, whether in the form of options or restricted shares, has historically typically been awarded by the Compensation Committee each year at its December meeting, which is within an established window period for trading in Company stock. Certain stock options and/or restricted stock were awarded in January 2007 and April 2007 for reasons discussed more fully below. After discussion, in 2008, the Chief Executive Officer, on behalf of Company management, made recommendations to the Compensation Committee regarding equity incentives (stock options and restricted stock) to be awarded to the named executive officers other than himself, other officers, key employees and consultants for service in the preceding fiscal year. The Compensation Committee considered and made recommendations for equity incentive awards to the Chief Executive Officer to the independent members of the Board of Directors for service in the preceding fiscal year.

Beginning in 2009, the Chief Executive Officer (for persons other than himself) will make specific recommendations regarding all restricted stock awards and stock options for all officers subject to S.E.C. Section 16(a) reporting and receive general authority to allocate a fixed number of options established by the Compensation Committee to other officers, key employees and certain non-employees. Equity awards to the Chief Executive Officer will continue to be made by the independent members of the Board based upon recommendations from the Compensation Committee.

The consideration and grant of equity incentive awards to participants in the Long-Term Plan will normally occur during the window period in February of each year which occurs following the release of the prior year’s reported earnings.

Decisions regarding stock option grants are made annually based upon recommendations from Company and subsidiary management to the Chief Executive Officer and then, for persons other than himself, from the CEO to the Compensation Committee. Since the named executive officers have higher levels of responsibilities, they typically are awarded a larger number of stock options than persons with lesser levels of compensation. Once an executive officer or key employee has been awarded options and becomes a part of the stock option program, he or she will generally be eligible to be considered for stock option grants on an annual basis. The number of options previously granted to an individual executive, however, may not necessarily be indicative or determinative of the amount of options granted to that executive in the future.

Restricted shares are awarded from time to time to senior level executives, typically as an incentive to the executive to work beyond the Company’s established early retirement age of 55. Accordingly, such restricted shares are most often structured with vesting based on the passage of time.

At its regularly scheduled December 12, 2006 meeting, the Compensation Committee, in order to continue to comply with Institutional Shareholder Services’ burn ratios (the rate at which options are granted in relation to the Company’s shares outstanding) for the Incentive Plan, granted 50% of the stock options that were initially recommended by the Chief Executive Officer for the group of 181 persons comprised of executives, officers, key employees and another non-employee at the market closing price on that date. The Compensation Committee held a meeting on January 19, 2007 at which time it considered and granted the remaining 50% of the options recommended by the Chief Executive Officer at the market closing price on that date to the group of 181 persons. At the request of the Chief Executive Officer, the Compensation Committee did not grant any equity-based incentive awards to the CEO at either their December 12, 2006 or January 19, 2007 meetings and did not consider granting any such equity-based incentive compensation awards until Torchmark’s shareholders approved the Torchmark Corporation 2007 Long-Term Compensation Plan, at their April 26, 2007 Annual Meeting. After the shareholders approved the Long-Term Compensation Plan at a meeting held on April 26, 2007, based upon the Compensation Committee’s recommendation, the independent members of the Board of Directors approved an award of restricted stock and of non-qualified stock options with an exercise price of $68.18 per share equal to the market closing price on that date to CEO Mark McAndrew.

Mix of Total Compensation

In determining the relative mix or relationship of the separate component elements of total executive compensation (base salary, annual cash bonus and long-term equity incentives) for the Chief Executive Officer and the other named executive officers, the Compensation Committee weighs both objective and subjective factors. In determining Mr. McAndrew’s total 2007 compensation, the Compensation Committee considered the continued good financial performance of the Company, the progress made towards consolidation of the Company’s administrative functions in McKinney, Texas and the more active search for appropriate acquisition possibilities. In determining total compensation packages for the other named executive officers, the Committee had its own observations but also relied on Mr. McAndrew’s assessment of their individual performances. The Compensation Committee noted that, while specific consideration varied by executive, the other named executive officers as a group had exhibited a combination of creative thinking as well as a continued focus on cost effectiveness, team efforts, and the basic financial soundness and stability of the Company. The Compensation Committee considered comparative levels of compensation paid by peer companies in the case of the Chief Executive Officer as well as the other named executive officers. Objective factors were present in the determination that the Chief Executive Officer and each of the other named executive officers met their respective performance criteria under the Section 162(m) Plan and received annual cash bonuses paid under that plan. As a part of this balancing process, the Compensation Committee determined to continue, consistent with past practice, its emphasis on the long-range elements of total executive compensation in the form of market value stock options and/or restricted stock with a lesser emphasis on annual cash bonuses, maintenance of generally competitive base salaries and improved retirement benefits through implementation of the Torchmark Corporation Supplemental Executive Retirement Plan (the new SERP) discussed more fully below.

Stock Ownership/Retention Guidelines

While executives and non-employee directors have generally had some form of individual equity-based interests in the Company, Torchmark historically had no formal stock ownership requirement for such persons. After consideration by and recommendations from the Compensation Committee and the Governance and Nominating Committee, with the complete support of Company management, the Board of Directors approved the implementation of the following formal stock ownership guidelines, effective January 1, 2007:

1.	The Chief Executive Officer of Torchmark must acquire and hold shares of Torchmark stock with a market value equal to at least five times his annual salary;

2.	The executive vice presidents of Torchmark must acquire and hold Torchmark stock with a market value equal to at least three times their respective annual salaries;

3.	The presidents/chief executive officers of Torchmark’s principal insurance subsidiaries must acquire and hold Torchmark stock with a market value of at least two times their respective annual salaries; and

4.	Non-employee directors of Torchmark must acquire and hold Torchmark stock with a market value equal to at least five times their annual cash retainer.

All such directors, the Chief Executive Officer and the executive officers have a five-year period from inception of these guidelines, their initial election as a director or their initial inclusion in the above-described categories of executive officers to attain the minimum ownership levels. For purposes of meeting these stock ownership guidelines, common and trust preferred shares deemed owned, either directly or indirectly, for reporting purposes pursuant to Section 16(a) of the Securities Exchange Act of 1934, shares held in unitized stock funds in the Company’s thrift, 401(k) and profit sharing and retirement plans, restricted stock and restricted stock units are counted. If minimum ownership levels are not met within the five-year period, the executive or director may not sell any of his or her shares nor may they execute a “cashless” stock option exercise.

Other than the stock ownership guidelines, the Company has no stock retention policy for stock options and other equity grants. It believes the decisions when to exercise options and whether to retain stock should be each individual award recipient’s. The Company’s insider trading policy prohibits executives from trading and/or writing put and call options and other derivative vehicles in order to hedge positions or speculate in Company stock.

Retirement and Other Benefits

Retirement benefits provided to executives are a defined benefit pension plan benefit, a group term life insurance benefit, additional life insurance under Retirement Life Insurance Agreements, post-employment health coverages and in the case of certain executives, benefits under a closed “frozen” Supplemental Executive Retirement Plan (SERP) or a new SERP commenced January 1, 2007. While some of these retirement benefits are available to all eligible employees (e.g., pension plan benefit, group term life insurance and post-retirement health coverages), other benefits are only available to designated executives when they retire (e.g., Retirement Life Insurance Agreements and benefits from the frozen SERP or the new SERP). The Company has chosen to provide such benefits either broadly or to specific individuals to attract and retain employees and executives by enabling retirement savings and planning. The new SERP was put in place to encourage executives at certain levels to continue to work past the Company’s established early retirement age of 55.

In order to retain executives necessary to the Company’s continued success, in 2006 the Compensation Committee commissioned a report on supplemental executive retirement plans prepared by its compensation consultant, Mercer which found that most of the Company’s peers had some form of supplemental retirement benefits. After evaluation of that report and with input from Company management, the Compensation Committee recommended and the Board of Directors approved a new SERP, effective January 1, 2007, for executives designated from time to time as participants by the Compensation Committee. Messrs. McAndrew, Coleman, Hutchison and Herbel and Ms. Montgomery are among the 38 persons designated as participants in the new SERP. Each of these named executive officers except Mr. Herbel also participated in the old frozen SERP. As a condition of participation in the new SERP Messrs. McAndrew, Coleman and Hutchison and Ms. Montgomery agreed to forfeit their frozen SERP benefits unless their fixed frozen SERP benefit would be larger than their respective benefits under the new SERP at the time of their retirement.

Savings Plans

Eligible executives and employees may choose to participate in the Torchmark Corporation Savings and Investment Plan (the Thrift Plan), a funded tax-qualified defined contribution plan. During 2006 and earlier years, they could elect to contribute a designated percentage up to 16% of their after-tax salary to the Thrift Plan and select an investment fund or funds from a menu offered by the plan. The Company would match on a 50% basis all employee contributions up to 6% of the employee’s salary. Investment vehicles included a unitized Company common stock fund and a broad spectrum of unaffiliated mutual funds.

Based upon the recommendations of the Compensation Committee as well as Company management, the Board of Directors approved a series of amendments to the Thrift Plan, effective January 1, 2007, which inserted 401(k) provisions for pre-tax contributions commencing on that date. No additional after-tax contributions were permitted to the Thrift Plan after December 31, 2006. The Company continues to match 50% of the employee’s pre-tax contributions up to a maximum annual contribution by the employee of the lesser of 6% of salary or $13,500. The employee may contribute up to the maximum amount allowed by the Internal Revenue Code annually (currently $15,000) which is not matched by the Company and if he or she is age 50 or older, the employee may make an annual “catch-up” contribution of up to an additional $5,000, which is also not subject to Company matching. These contributions can be directed to the same type of investment funds as previously available. Each of the named executive officers participate in this plan.

Torchmark subsidiaries provide other defined contribution plans, some of which remain active and others of which are closed, for eligible employees. However, none of the named executive officers participate in any of these plans.

Torchmark maintains a supplemental savings and investment plan (the Supplemental Thrift Plan) which was frozen in 1992. The Supplemental Thrift Plan, an unfunded, non-qualified defined contribution plan, allowed the Company to match participating executive’s contributions above the levels then permitted under the Thrift Plan. No further contributions have been made to the Supplemental Thrift Plan after 1992, with only interest accruing to executives’ accounts. Of the named executive officers, only Mr. McAndrew has a frozen account in this plan.

Deferred Compensation Plan

Torchmark provides a traditional unfunded, deferred compensation plan to certain eligible executive officers and directors, who may elect to defer all or any part of their compensation into an interest- bearing memorandum deferred compensation account until they terminate their elections. Elections must indicate the payment commencement date and the method of distribution, either in a lump sum or equal monthly installments (not to exceed 120). Interest on the account is paid at a rate equal to the average yield for Corporate Aa bonds per Moody’s Bond Survey, less a .5% expense allowance. None of the named executive officers participate in this plan.

Retirement Life Insurance Agreements

Torchmark provides retirement life insurance benefit agreements to a closed group comprised of certain of its executives, including the named executive officers, and certain executives of its subsidiary companies. These retirement life insurance benefit agreements replace an insurance payment program to that same group of executives which was terminated in 2001. The agreements provide a life insurance benefit to a participating executive effective upon the later of his/her 65th birthday or his/her retirement date with coverage equal to a designated percentage, which will vary, based upon the employee’s age at the nearest birthday to his/her date of retirement, from 65% at age 55 to 100% at ages 62 or over, of an amount equal to two times the employee’s salary and bonus in his/her final year of employment prior to retirement, less $5,000. Such insurance benefits, which are payable on the participating executive’s death, for certain executives may not exceed $1,995,000 and for other executives may not exceed $495,000. Each of the named executive officers has a Retirement Life Insurance Agreement with a $1,995,000 maximum benefit.

Perquisites and Personal Benefits

Historically, Torchmark has not made available a broad array of perquisites and personal benefits. The Company has chosen to offer only a very limited number of perquisites and personal benefits to its named executive officers, including the personal use of Company aircraft, Company-paid country club and other club dues, personal use of Company-paid tickets to events, personal use of the Company’s off-site conference facilities, costs associated with spouses’ travel to Company meetings and holiday gifts. The Company has not incurred significant expense as a result of the usage of perquisites and personal benefits. In the last several years, the Company has eliminated some perquisites such as company cars. The aggregate incremental cost of perquisites for 2007 exceeds $10,000 for three of the named executive officers reflected in the Summary Compensation Table. Perquisite and other personal benefit disclosures are reviewed annually and approved by the Audit and/or the Compensation Committees.

Termination of Employment and Change in Control

All employees, including executives, holding Torchmark stock options have option grant agreements which provide for varying exercise periods after termination of employment depending on the circumstances of the termination (voluntary termination, involuntary termination without cause, early retirement at age 55 or older, early retirement at age 60 or older, normal retirement at age 65 or older, disability and death). Generally, currently outstanding stock options provide for post-termination exercise periods ranging from one month for voluntary terminations to the longer of the remaining option term or one year from the date of death in the case of the optionee’s death. Any unvested options immediately vest in full upon retirement at or after age 65, on disability or on death. Termination of employment for cause results in expiration of all options on the date of the termination notice.

Change in control provisions are contained in various Company plans applicable to executives as well as to all Company employees. Options granted under the Incentive Plan and the Long-Term Plan provide that such options become fully exercisable if the executive’s employment is terminated without cause or the executive resigns for good reason within one year (under Incentive Plan), or two years (under Long-Term Plan) after the effective date of a change in control. The proposed 2008 Management Incentive Plan requires that the plan must be assumed by a successor to the Company and that bonus payouts accelerate if an executive is terminated without cause or the executive resigns for good reason following a change in control of Torchmark.

While executives are subject to post-termination obligations for confidentiality pursuant to confidentiality agreements which they sign while employed, they are generally not subject to other restrictive covenants such as those dealing with non-solicitation or non-competition unless negotiated at the time of their departure. The post- termination confidentiality obligation does not relate to any compensation or benefits payable or to be payable upon certain triggering events.

Torchmark and its subsidiaries do not enter into employment contracts, severance agreements, salary continuation agreements or severance plans with executives or directors at the time of their employment or election, respectively. To the extent that executives negotiate oral or written severance arrangements or other post-termination payments for current cash compensation, benefits and perquisites and outstanding equity compensation (outside of the provisions of the applicable stock incentive plan), this is done on an individual basis at the time of their contemplated departure. Perquisites and other personal benefits are typically not extended on a post-termination basis.

Tax and Accounting Implications of Compensation

As one of the factors considered in performing its duties, the Compensation Committee evaluates the anticipated tax treatment to the Company and its subsidiaries, as well as to the executives, of various payments and benefits. The deductibility of some types of compensation depends upon the timing of an executive’s vesting or exercise of previously-granted rights. Deductibility may also be affected by interpretations of and changes in tax laws such as Section 162(m) of the Internal Revenue Code (I.R.C.), which provides that the Company may not deduct compensation of more than $1,000,000 paid to certain individuals. Compensation paid pursuant to the Section 162(m) Plan of the Company is intended to qualify as “performance-based compensation” which is not subject to the limits of I.R.C. Section 162(m). The Compensation Committee will not necessarily limit executive compensation to that paid under the Section 162(m) Plan or that is otherwise deductible under Section 162(m) of the I.R.C. In 2007, all compensation paid by Torchmark and its subsidiaries was deductible in accordance with the provisions of I.R.C. Section 162(m).

The Company designs, awards and implements its non-qualified deferred compensation arrangements to fully comply with I.R.C. Section 409A and the accompanying regulations. While the final regulations under Section 409A will not become fully effective until January 1, 2009, Torchmark believes it is operating such deferred compensation programs in good faith compliance with statutory provisions currently in effect.

Beginning on January 1, 2006, Torchmark began accounting for stock-based payments including stock option grants and restricted share awards in accordance with the requirement of FASB Statement 123R in the consolidated GAAP financial statements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Torchmark has reviewed and discussed the Compensation Disclosure and Analysis required by Item 402(b) of SEC Regulation S-K with Company management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Joseph L. Lanier, Jr., Chairman

David L. Boren

M. Jane Buchan

Lloyd W. Newton

The foregoing Compensation Committee Report shall not be deemed “filed” with the Securities and Exchange Commission, or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934.

Summary Compensation Table

The table below summarizes various categories of compensation earned in 2007 by Torchmark’s Chief Executive Officer, Chief Financial Officer and the three next most highly compensated executive officers of the Company. Vern D. Herbel became one of the three next most highly compensated officers in 2007 because of the retirement of Tony G. Brill. The five named executive officers had 2007 salaries and bonuses which were 34% of their total compensation in 2007.

None of the executive officers listed in the table has a written or unwritten employment agreement or arrangement with Torchmark or any of its subsidiaries.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)(1)	Option Awards ($) (f)(2)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)
Mark S. McAndrew, Chairman and Chief Executive Officer	2007 2006	900,000 820,833	0 0	92,922 0	590,570 446,608	800,000 698,000	2,205,566 0	(3) (4)	83,623 64,450	(12) (13)	4,672,681 2,029,891

Gary L. Coleman, Executive Vice President & Chief Financial Officer	2007 2006	520,000 500,000	0 200,000	50,932 2,651	429,819 330,822	225,000 0	1,190,144 11,538	(5) (6)	31,805 7,722	(14)	2,447,700 1,052,733

Rosemary J. Montgomery, Executive Vice President & Chief Actuary	2007 2006	490,000 475,000	0 200,000	105,433 5,488	406,815 326,320	225,000 0	1,381,430 25,717	(7) (8)	33,356 9,819	(15)	2,642,034 1,042,344

Larry M. Hutchison, Executive Vice President & General Counsel	2007 2006	500,000 475,000	0 200,000	50,932 2,651	427,811 327,249	225,000 0	955,743 13,012	(9) (10)	8,320 7,856		2,167,806 1,025,768

Vern D. Herbel Executive Vice President; Chief Administrative Officer	2007	400,000	0	50,932	273,975	210,000	415,615	(11)	6,750		1,357,272

(1)	The fair values of stock awards are calculated in accordance with FAS 123R using the NYSE market closing price on the grant date of the stock.
(2)	Assumptions used in calculating the aggregate grant date fair value in accordance with FAS 123R are set out in Footnote 1 to Torchmark’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2007.
(3)	Increase in present value of Pension Plan ($44,075) plus increase in present value of frozen/new SERP ($2,161,491).
(4)	Increase in Torchmark Corporation Pension Plan (Pension Plan) of $12,437 and decrease in the “frozen” Torchmark Corporation Supplemental Retirement Plan (frozen SERP) of –$15,303.
(5)	Increase in present value of Pension Plan ($45,506) plus increase in present value of frozen/new SERP ($1,144,638).
(6)	Decrease in present value of frozen SERP (–$3,369) netted against increase in present value of Pension Plan ($14,907).
(7)	Increase in present value of Pension Plan ($32,598) plus increase in present value of frozen/new SERP ($1,348,832).
(8)	Decrease in present value of frozen SERP (–$6,212) netted against increase in present value of Pension Plan ($31,929).
(9)	Increase in present value of Pension Plan ($39,029) plus increase in present value of frozen/new SERP ($916,714).
(10)	Decrease in present value of frozen SERP (–$79) netted against increase in present value of Pension Plan ($13,091).
(11)	Increase in present value of Pension Plan ($23,666) plus increase in present value of new SERF ($391,949).
(12)	Includes perquisites and personal benefits for Mr. McAndrew of payment of country club dues, personal use of Company-purchased event tickets and personal use of the Company airplane. Personal use of the Company airplane was $61,176. The value of personal use of Company airplane by Mr. McAndrew is calculated based on the actual variable costs incurred by Torchmark in providing such flights, net of federal and state tax benefits ($27,924) and the lost tax benefits to Torchmark attributable to such flights ($33,252). The variable costs associated with such flights include fuel, maintenance of the plane, “dead head” flights, pilot travel expenses, on-board catering, landing and parking fees and other variable costs. Fixed costs, such as pilots’ salaries, are not included since they do not change with usage. Costs incurred by Torchmark in providing personal flights to executives are deductible for federal income tax purposes only to the extent that income is imputed to the executive for income tax purposes for the flight. Accordingly, a tax deduction for the costs associated with personal flights is not allowed to the extent that such costs exceed the imputed income to the executive.
(13)	Includes perquisites and personal benefits for Mr. McAndrew of payment of country club dues, personal charges at a Torchmark Board meeting and personal use of the Company airplane. Personal use of the Company airplanes was $49,428. The value of personal use of Company aircraft by Mr. McAndrew is calculated based on the actual variable costs incurred by Torchmark in providing such flights, net of federal and state tax benefits ($ 20,264) and the lost tax benefits to Torchmark attributable to such flights ($29,164). The variable costs associated with such flights include fuel, maintenance of the planes, “dead head” flights, pilot travel expenses, on-board catering, landing and parking fees and other variable costs. Fixed costs, such as pilots’ salaries, are not included since they do not change with usage. Costs incurred by Torchmark in providing personal flights to executives are deductible for federal income tax purposes only to the extent that income is imputed to the executive for income tax purposes for the flights. Accordingly, a tax deduction for the costs associated with personal flights is not allowed to the extent that such costs exceed the imputed income to the executive.
(14)	Includes perquisites and personal benefits for Mr. Coleman of personal use of the Company airplane, personal use of the Company-purchased event tickets and a corporate holiday gift.
(15)	Includes perquisites and personal benefits for Ms. Montgomery of personal use of the Company airplane and a corporate holiday gift.

2007 Grants of Plan-based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Award(s)			Estimated Future Payouts Under Equity Incentive Plan Award(s)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
Name(1)	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mark S. McAndrew	4/26/07		800,000						104,000	68.18	1,368,900
	4/26/07							10,000			681,800

Gary L. Coleman	1/19/07		225,000						25,000	64.59	319,750

Rosemary J. Montgomery	1/19/07		225,000						22,500	64.59	287,755

Larry M. Hutchison	1/19/07		225,000						25,000	64.59	319,750

Vern D. Herbel	1/19/07		210,000						20,000	64.59	225,800

(1)	Estimated future payouts under non-equity, incentive plan awards are calculated pursuant to the Company’s Annual Management Incentive Plan. This plan provides a single estimated bonus payout at the maximum level available to the participating executive if objectives are met, subject to the Compensation Committee’s discretion to reduce the amount. On January 28, 2008, the Compensation Committee certified attainment of the bonus objectives for each executive, who was paid the bonus shown above shortly thereafter.
(2)	Restricted shares awarded April 26, 2007 vest 20% per year over a five year period commencing on the first anniversary of the award date, based upon continued employment. If the executive dies or retires at or after age 65 (a normal retirement), any remaining unvested restricted stock vests in full as of the date of death or retirement. If the executive retires at or after age 60, 75% of any remaining unvested restricted stock vests in full as of the date of retirement. Dividends are paid on both vested and unvested shares at the same rate as that received by all Company common stockholders.
(3)	Non-qualified stock options granted January 19, 2007 or April 26, 2007 have a seven year term and a grant price equal to the market closing price of Company common stock on the New York Stock Exchange on the date awarded by the Compensation Committee (January 19, 2007 or April 26, 2007). Such options vest as to 50% of the shares on the second anniversary of the grant date and as to the remaining 50% of the shares on the third anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End 2007

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)		(i)	(j)
Mark S. McAndrew		104,000	[1]		68.18	4/26/14
	37,500	37,500	[1]		55.48	12/13/12
	60,000				56.24	12/15/14
	95,000				44.89	12/13/13
	50,000				37.44	12/18/12
	332,181				54.77	5/4/12
	34,842				41.26	8/11/11
							10,000	[3]	605,300	[4]
Gary L. Coleman		25,000	[1]		64.59	1/19/14
		25,000	[1]		63.70	12/12/13
	30,000	30,000	[1]		55.48	12/13/12
	55,000				56.24	12/15/14
	55,000				44.89	12/13/13
	30,000				37.44	12/18/12
	188,947				54.77	5/4/12
	39,321				41.26	8/11/11
	1,941	1,292	[2]		27.8125	12/21/10
	1,614	537	[2]		33.4375	12/16/09
							3,200	[3]	193,696	[4]
Rosemary J. Montgomery		22,500	[1]		64.59	1/19/14
	30,000	22,500 30,000	[1] [1]		63.70 55.48	12/12/13 12/13/12
	55,000				56.24	12/15/14
	55,000				44.89	12/13/13
	30,000				37.44	12/18/12
	191,657				54.77	5/4/12
	33,082				41.26	8/11/11
	969	322	[2]		33.4375	12/16/09
							4,000	[3]	242,120	[4]

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)		(i)	(j)
Larry M. Hutchison	30,000	25,000 25,000 30,000	[1] [1] [1]		64.59 63.70 55.48	1/19/14 12/12/13 12/13/12
	55,000				56.24	12/15/14
	55,000				44.89	12/13/13
	30,000				37.44	12/18/12
	186,685				54.77	5/4/12
	22,376				41.26	8/11/11
	1,290	432	[2]		33.4375	12/16/09
							3,200	[3]	193,696	[4]
Vern D. Herbel		20,000	[1]		64.59	1/19/14
		20,000	[1]		63.70	12/12/13
	15,000	15,000	[1]		55.48	12/13/12
	55,069				54.77	5/4/12
	30,000				56.24	12/15/14
	20,000				44.89	12/13/13
	7,500				37.44	12/18/12
	12,919				41.26	8/11/11
							3,200	[3]	193,696	[4]

[1]	Stock options vest at the rate of 50% on second and third anniversaries of grant date, with a seven year term.
[2]	Stock options vest at the rate of 10% per year on anniversary of grant date commencing with first anniversary of grant date, with an eleven year term.
[3]	Restricted stock vests at the rate of 20% per year over a five year period commencing on the first anniversary of award date.
[4]	Calculated using year-end closing market price of $60.53 per share.

Option Exercises and Stock Vested

during fiscal year ended December 31, 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

(a)	(b)	(c)	(d)	(e)
Mark S. McAndrew	0	0	0	0
Gary L. Coleman	0	0	800	49,280	(1)
Rosemary J. Montgomery	0	0	1,000	61,600	(1)
Larry M. Hutchison	0	0	800	49,280	(1)
Vern D. Herbel	0	0	800	49,280	(1)

[1]	Calculated using December 12, 2007 market closing price of $61.60 per share.

Pension Benefits at December 31, 2007

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer under the Torchmark Corporation Pension Plan, the Torchmark Corporation Supplemental Executive Retirement Plan (effective January 1, 2007) (the new SERP) and the Torchmark Corporation Supplementary Retirement Plan (frozen in 1994) (the frozen SERP) determined using interest rates and mortality rate assumptions consistent with those used in Torchmark’s financial statements. Executive officers who participate in both the frozen SERP and the new SERP have agreed to forgo receipt of any benefit under the frozen SERP unless their frozen SERP benefit exceeds their new SERP benefit at the time of their retirement. No benefits are payable under the new SERP to persons retiring prior to age 55.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)		(e)
Mark S. McAndrew	Torchmark Corporation Pension Plan	28	567,982		0

	Torchmark Corporation Supplemental Executive Retirement Plan	28	2,383,069		0

	Torchmark Corporation Supplementary Retirement Plan	15	225,952		0

Gary L. Coleman	Torchmark Corporation Pension Plan	26	555,226		0

	Torchmark Corporation Supplemental Executive Retirement Plan	26	1,195,432		0

	Torchmark Corporation Supplementary Retirement Plan	13	51,890		0

Rosemary J. Montgomery	Torchmark Corporation Pension Plan	27	807,436		0

	Torchmark Corporation Supplemental Executive Retirement Plan	27	1,472,540		0

	Torchmark Corporation Supplementary Retirement Plan	14	0	(2)	0

Larry M. Hutchison	Torchmark Corporation Pension Plan	22	461,635		0

	Torchmark Corporation Supplemental Executive Retirement Plan	22	917,799		0

	Torchmark Corporation Supplementary Retirement Plan	9	1,103		0

Vern D. Herbel	Torchmark Corporation Pension Plan	21	340,642		0

	Torchmark Corporation Supplemental Executive Retirement Plan	21	391,949		0

(1)	Present value of accumulated benefits is calculated using the December 31, 2007 FAS 87 disclosure assumptions as follows: (a) discount rate of 6.61%; (b) Optional Combined Tables for males and females based on the RP-2000 Mortality Tables projected with Scale AA as published by the IRS on February 26, 2007 and (c) the calculated present value at age 65 is discounted with interest only to the current age.

(2)	No present value of Ms. Montgomery’s frozen SERP benefit is shown since at December 31, 2007 she was more than 55 years old and her new SERP benefit exceeded any frozen SERP benefit due her, resulting by the terms of her participation in the new SERP in an automatic waiver of all her frozen SERP benefits.

The Torchmark Corporation Pension Plan is a non-contributory pension plan which covers all eligible employees at the Company and each of its subsidiaries except for American Income Life Insurance Company (which maintains a separate plan). Eligible employees must be 21 years of age or older and have one or more years of credited service. Benefits at age 65 under the Pension Plan will be determined based upon the calculation formulas applicable to employees of various participating employers prior to the January 1, 2004 merger of the pension plan of the Company and two pension plans of a subsidiary. The named executive officers are subject to the former TMK Pension Plan formula, which determines benefits by multiplying the average of the participant’s earnings in the five consecutive years in which they were highest during the ten years before the participant’s retirement by a percentage equal to 1% for each of the participant’s first 40 years of credited service plus 2% for each year of credited service after the participant’s 45th birthday and then reducing that result by a Social Security offset and by other benefits from certain other plans of affiliates. Benefits under the Pension Plan vest 100% at five years. Upon the participant’s retirement, Pension Plan benefits are payable as an annuity or certain portions thereof may be paid in a lump sum.

If the participant retires between the ages of 55 and 64, the amount of the Pension Plan benefits is reduced so that if he or she retires at age 55, the participant will be entitled to 50% of the accrued benefits. Of the named executive officers, Ms. Montgomery is eligible for early retirement benefits under the Pension Plan. It is not possible for a participant’s credited service under the Pension Plan to exceed his or her actual years of service with the Company and its subsidiaries.

Laws limit to a fixed amount per year the benefits that a qualified plan such as the Pension Plan can pay (in 2007, $180,000). Benefits that are actually paid under the Pension Plan are also based upon the covered compensation of the participant as defined by the Internal Revenue Code (in 2007, $225,000), not on actual final average earnings of the participant. Accordingly, the Company maintained the non-qualified Torchmark Supplementary Retirement Plan, under which vested benefits were frozen in 1994 and no further benefits accrued, to provide the excess annual retirement benefits which could not be paid under the applicable pension plan because of these legal restrictions. This frozen supplemental plan, which is an unfunded general obligation of Torchmark, will pay the vested benefits thereunder in the form and at the time elected by each participant in compliance with I.R.C. Section 409A. Of the named executive officers, Messrs. McAndrew, Coleman, Hutchison and Ms. Montgomery have a vested benefit under the frozen Supplementary Retirement Plan. To the extent that Messrs. McAndrew, Coleman and Hutchison and Ms. Montgomery receive any benefits under the Company’s new SERP implemented in 2007, they have agreed to waive their frozen SERP benefits unless those fixed benefits under the frozen SERP are greater.

After evaluation of the retirement benefits potentially payable to its executives relative to its peer companies, the Board of Directors, based upon a recommendation from the Compensation Committee, implemented a new supplemental executive retirement plan, effective January 1, 2007. This non-qualified SERP, will be funded by a Rabbi trust and will pay a supplemental benefit to a participating executive upon retirement in the amount of that portion of the executive’s retirement benefit, calculated under the Pension Plan or a subsidiary’s pension plan using the formulas from the former TMK Pension Plan, which cannot be paid from the Pension Plan or a subsidiary’s pension plan because of the IRS limits requiring the pension calculation to be based on a much lower covered compensation figure and the fixed amount annual limit on qualified pension plan benefits. No benefits will be paid out under the SERP unless the participant is 55 years old and has at least ten years of service with the Company and/or its subsidiaries. Participants meeting these requirements will receive benefits which range from 15% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 55 to 98% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 64. Benefits will be paid in the form of an annuity selected by the participant. The Compensation Committee designated 38 executives of the Company and its subsidiaries, including each of the named executive officers, to participate in the SERP on January 19, 2007.

2007 Non-Qualified Deferred Compensation

The non-qualified deferred compensation reflected below is being deferred pursuant to the Torchmark Corporation Supplemental Savings and Investment Plan (Supplemental Thrift Plan), an unfunded non-qualified deferred compensation plan, which was frozen in 1992. Executive and Company contributions to this plan were terminated as of that date, with only interest on existing funds accruing to executives’ accounts thereafter at a rate equal to the average yield for Corporate Aa bonds per Moody’s Bond Survey, less a .5% expense allowance.

The Supplemental Thrift Plan allowed the Company to match participating executives’ contributions to the broad-based, tax-qualified Savings and Investment Plan above the levels then permitted by the Internal Revenue Code under that plan. Only Mr. McAndrew has a frozen account in the Supplemental Thrift Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Mark S. McAndrew	0	0	803(1)	0	15,455(2)
Gary L. Coleman	0	0	0	0	0
Rosemary J. Montgomery	0	0	0	0	0
Larry M. Hutchison	0	0	0	0	0
Vern D. Herbel	0	0	0	0	0

(1)	Amounts reported in column (d) are interest only and are not reported for Mr. McAndrew in the Summary Compensation Table as they are not accrued at a preferential or above-market rate.
(2)	Amounts shown in column (f) for Mr. McAndrew were not required to be included in the Summary Compensation Table for years before 2006 under prior rules.

Potential Payments upon Termination or Change-in-Control

Torchmark and its subsidiaries do not have employment contracts, severance agreements, salary continuation agreements or severance plans with the named executive officers. Potential payments and benefits not generally available to all salaried employees may be made to the named executive officers (1) upon termination of their employment in connection with stock options issued to them under the Company’s various incentive plans, (2) upon termination of employment in connection with restricted stock issued to them under the 2005 Plan in the case of Messrs Coleman, Herbel and Hutchison and Ms. Montgomery or under the 2007 Plan in the case of Mr. McAndrew, (3) at age 65 in the form of an insurance policy under a Retirement Life Insurance Benefit Agreement, (4) upon termination of their employment in the form of a cash payment under the Supplemental Thrift Plan, (5) upon termination of their employment in the form of the executive’s chosen installment payment option, or annuity under the frozen SERP, which was closed in 1994 and (6) upon termination of their employment in the executive’s chosen form of annuitized payment under the new SERP. Additionally in the case of a change in control of Torchmark, the stock options and restricted stock held by the named executive officers would be subject to vesting and those executive officers would have potential payments as a result.

For purposes of the following disclosures, the assumptions used in making the calculations are: (1) the triggering event (termination of employment, retirement, or change-in-control) occurred on December 31, 2007; (2) the per share price of Torchmark stock is $60.53, the closing price of the stock on December 31, 2007; (3) the ages of the named executive officers as of December 31, 2007 were Mark McAndrew (age 54), Gary Coleman (age 54), Rosemary Montgomery (age 58), Larry Hutchison (age 53) and Vern Herbel (age 50); and (4) their salary and bonus is what is reflected for them in the Summary Compensation Table.

Stock Options and Termination of Employment

Currently outstanding Torchmark stock options provide that the options may be exercised for a period of time after termination of employment that varies with the circumstances of the termination:

(1)	on a voluntary termination—one month after termination of employment or the expiration of the stated term of the option, whichever is shorter;

(2)	on an involuntary termination without cause—three months after termination of employment or the expiration of the stated term of the option, whichever is shorter;
(3)	on an early retirement (defined to be at or after age 55)—three years from the date of retirement or the expiration of the stated term of the option whichever is shorter;
(4)	on retirement at or after age 60 (only for options granted on and after December 13, 2005)—five years from the date of retirement or the expiration of the stated term of the option whichever is shorter;
(5)	on a normal retirement (defined to be at or after age 65)—the remaining balance of the term of the option, and all options remaining unvested upon the exercise of the option vest in full on the retirement date;
(6)	on disability—the remaining balance of the term of the option, and all options remaining unvested are immediately vested in full; and

(7)	on death—the remaining balance of the term of the option or one year from the date of death, whichever is longer, and all options remaining unvested at the date of death are immediately vested in full.

If employment is terminated for cause, there is no post-termination exercise as all outstanding options are forfeited to the Company. “Cause” is defined by the 2007 and 2005 Plans as a reason for a plan participant’s termination of employment as that term may be defined in the employment, severance or similar agreement, if any, between the participant and the Company or a subsidiary. If there is no employment, severance or similar agreement and if the grant agreement does not define that term (which is the case for all awards currently outstanding under the 2007 and 2005 Plans), “cause” is defined as any of the following acts by the plan participant, as determined by the Compensation Committee or the Board of Directors: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. “Cause” is defined by the 1998 Plan as a plan participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any subsidiary.

Options which were granted in full or partial payment of cash bonuses do not expire upon termination of employment other than upon a termination for cause; they remain exercisable in increments according to their original vesting schedule unless the optionee dies, reaches age 65 and retires, or there is a change-in-control of the Company, where in each instance any unvested portion of the option becomes immediately exercisable in full.

The table below sets out values for outstanding “in the money” stock options that would be realized by the named executives officers in the termination of employment situations discussed above. Only those termination of employment situations applicable to each individual named executive officer based upon the foregoing assumptions are shown.

Mark S. McAndrew	Voluntary termination — $5,671,843
Involuntary termination without Cause — $5,671,843
Disability — $5,861,218
Death — $5,861,218

Gary L. Coleman	Voluntary termination — $3,893,632
Involuntary termination without Cause — $3,893,632
Disability — $4,101,952
Death — $4,101,952

Rosemary J. Montgomery	Early retirement — $3,708,037
Disability — $3,868,261
Death — $3,868,261

Larry M. Hutchison	Voluntary termination —$3,481,790
Involuntary termination without Cause — $3,481,790
Disability — $3,644,994
Death — $3,644,994

Vern D. Herbel	Voluntary termination — $1,256,572
Involuntary termination without Cause — $1,256,572
Disability — $1,332,322
Death — $1,332,322

Restricted Stock and Termination of Employment

The Company’s currently outstanding restricted stock awards provide that if the executive’s employment with Torchmark or one of its subsidiaries terminates during the restriction period because of death or because of retirement at or after age 65, all then remaining unvested restricted shares vest in full on the date of death or retirement. If the executive’s employment terminates by reason of retirement at or after age 60, 75% of any then remaining unvested restricted stock vests in full on the date of retirement. Based upon an assumed employment termination date of December 31, 2007, the only value to be shown below for Messrs. McAndrew, Coleman, Hutchison, Herbel and Ms. Montgomery is termination by death.

Mark S. McAndrew	$605,300
Gary L. Coleman	$193,696
Larry M. Hutchison	$193,696
Rosemary J. Montgomery	$242,120
Vern D. Herbel	$193,696

Retirement Life Insurance Agreements

Torchmark will provide a life insurance benefit to each of the named executive officers during their respective lifetimes, effective upon the later of his or her 65th birthday or his or her retirement date, with coverage equal to the designated percentage shown below of an amount equal to two times the executive’s salary and bonus earned in his or her final year of employment prior to retirement, less $5,000; provided, however, that the insurance benefit will in no case exceed $1, 995,000.

Employee’s Age Nearest Birthday at date of Retirement	Percentage of Benefit Amount
55	65%
56	70%
57	75%
58	80%
59	85%
60	90%
61	95%
62 or over	100%

Based upon an assumed retirement date of December 31, 2007, Ms. Montgomery would have $1,139,000 of life insurance coverage under her Retirement Life Insurance Agreement. She would be issued an insurance policy by a Company subsidiary with a face amount equal to her insurance coverage. Messrs. McAndrew, Coleman, Hutchison and Herbel, each of whom was not at least age 55 on the assumed retirement date, would have no coverage under their Retirement Life Insurance Agreements assuming they had retired on December 31, 2007.

Supplemental Thrift Plan

Torchmark’s Supplemental Thrift Plan, described earlier in this Proxy Statement, was closed to new contributions by the Company and the participating executives in 1992. After that date, only interest calculated at a rate equal to the average yield for Corporate Aa bonds per Moody’s Bond Survey, less a .5% expense allowance was credited by the Company to the account of a participating executive. That account balance is paid to the executive in cash after his or her retirement. Of the named executive officers only Mr. McAndrew has a Supplemental Thrift Plan account. Based upon an assumed retirement date of December 31, 2007, he would be paid $15,455 from the Supplemental Thrift Plan.

Frozen SERP

The Torchmark Corporation Supplementary Retirement Plan (referred to in this Proxy Statement as the frozen SERP) was closed in 1994, and all vested benefits ultimately owed to participants upon their retirements were fixed. Participants generally must have elected no later than December 31, 2006 when their retirement income payments under the frozen SERP will commence from among the following dates: January 8 following retirement; January 1 following his or her 65th birthday; or the January 1 following the second, third, fourth or fifth anniversary of his or her retirement. Their retirement income payments will be made in the form of a single life annuity unless they elected no later than December 31, 2006 to receive payments in an optional form (a lump sum distribution, annual installments of approximate equal value paid over a minimum of two years and a maximum of ten years or any form of annuity permitted for payments under the Company’s qualified defined benefit plan). Executive officers who are participants in both the frozen SERP and the new SERP were required to modify the distributions election for the frozen SERP no later than December 31, 2007. The effect of this modification was to make the timing and method of distribution consistent under the two plans and to be consistent with distribution options permitted under the new SERP. Assuming the named executive officers retired on December 31, 2007, Mr. McAndrew would have received benefits with a present value of $225,952; Mr. Coleman would have received benefits with a present value of $51,890 and Mr. Hutchison would have received benefits with a present value of $1,103. Since Ms. Montgomery’s benefit under the new SERP at December 31, 2007 would exceed her benefit on that date under the frozen SERP, she would have waived her frozen SERP benefit to receive her new SERP benefit and would not receive any benefit under this plan. Mr. Herbel did not participate in the frozen SERP and has no benefits from this plan supplementing his qualified defined pension.

New SERP

The Torchmark Corporation Supplemental Executive Retirement Plan (referred to in this Proxy Statement as the New SERP) became effective January 1, 2007. No benefits will be paid under this plan upon retirement unless the participant is 55 years old and has at least ten years of service with the Company or its subsidiaries. Assuming the named executive officers retired on December 31, 2007, since only Ms. Montgomery was at least age 55 on that date, only she would have a benefit from the New SERP in the amount of $1,472,540.

Change-in-Control—Stock Options and Restricted Stock

The 2007 Plan provides that (1) in case of a change in control where the new controlling person does not assume or equitably substitute stock options or restricted stock, all outstanding options become fully exercisable and all time-based restricted stock vests and (2) in the case of a change in control where the new controlling person assumes or equitably substitutes stock options or restricted stock, if a participant’s employment is terminated without cause or the participant terminates for good reason within two years after the effective date of the change in control, all outstanding options are fully exercisable and time-based restricted stock vests.

The 2005 Plan provides that if a participant’s employment is terminated without cause or the participant resigns for good reason within one year after the effective date of a change in control, all outstanding options and unvested restricted stock issued under the plan become fully exercisable. For purposes of the 2007 Plan and the 2005 Plan, a “change in control” generally consists of any one of the following events:

(i)	An acquisition of 25% or more of Torchmark’s voting securities, but not including:

–	an acquisition by a person who on the plan’s effective date (April 26, 2007 for the 2007 Plan and April 28, 2005 for the 2005 Plan) was the beneficial owner of 25% or more Torchmark’s voting securities;

–	an acquisition of securities by or from Torchmark;

–	an acquisition of securities by a Torchmark employee benefit plan; or

–	an acquisition of securities by a successor corporation pursuant to a transaction which complies with the exception to clause (iii) below.

(ii)	Individuals serving on Torchmark’s Board on April 28, 2005 cease to constitute a majority of the Board (with an exception for individuals whose election or nomination was approved by a majority of the then incumbent board, outside the context of an election contest).

(iii)	A reorganization, merger or consolidation of Torchmark, or a sale of all or substantially all of Torchmark’s assets, unless, following any such transaction:

–	all or substantially all of Torchmark’s shareholders prior to the transaction own more than 50% of the voting stock of Torchmark or its successor in substantially the same proportions as their ownership of Torchmark’s voting stock prior to the transaction; and

–	no person (excluding any successor corporation or any employee benefit plan of Torchmark or a successor corporation) acquires 25% or more of the voting securities of Torchmark or its successor as a result of the transaction, except to the extent that such ownership existed prior to the transaction, and

–	a majority of the members of the Board of Torchmark or its successor following the transaction were members of Torchmark’s Board prior to the transaction.

(iv)	Torchmark’s shareholders approve a complete liquidation or dissolution of Torchmark.

The Torchmark Corporation 1998 Stock Incentive Plan (1998 Plan), under which named executives hold certain options, provides that on a change of control any stock options awarded under that plan which were not previously exercisable and vested become fully exercisable and vested. The value of all outstanding options under the 1998 Plan will be settled on the basis of the change of control price (defined as the highest price per share paid in any NYSE composite tape transaction at any time during the preceding 60 day period) as of the date the change of control occurs, in cash or in stock as determined in the discretion of the Compensation Committee.

For purposes of the 1998 Plan, a “change in control” generally consists of any one of the following events:

(i)	An acquisition of 20% or more of Torchmark’s voting securities (other than an acquisition by Torchmark or one its subsidiaries or employee benefit plans).

(ii)	The occurrence of a transaction or event relating to Torchmark that is required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act.

(iii)	When, during any two-year period, the members of Torchmark’s Board at the beginning of the period cease to constitute at least a majority of the Board (other than due to the death of a director), unless a director is elected or recommended by at least two-thirds of the directors at the beginning of the period.

(iv)	An acquisition of Torchmark by a third party, by merger, purchase of assets or otherwise, requiring stockholder approval.

Assuming that the change in control occurred on December 31, 2007, named executive officers would have the following intrinsic option values under the 2007, 2005 and 1998 Plans:

Mark S. McAndrew	$5,861,218
Gary L. Coleman	$4,101,952
Rosemary J. Montgomery	$3,868,261
Larry M. Hutchison	$3,644,994
Vern D. Herbel	$1,332,322

Assuming that the change in control occurred on December 31, 2007, the named executive officers would have the values shown below for their unvested restricted stock granted under the 2007 or 2005 Plans:

Mark S. McAndrew	$605,300
Gary L. Coleman	$193,696
Rosemary J. Montgomery	$242,120
Larry M. Hutchison	$193,696
Vern D. Herbel	$193,696

2007 Director Compensation

The table below summarizes the compensation paid by Torchmark to non-employee directors for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($) (1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation (s)	Total ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Charles E. Adair	72,000		0	62,160	0	0	0	134,160
David L. Boren	79,500		0	62,160	0	0	0	141,660
M. Jane Buchan	74,500		0	62,160	0	0	0	136,660
Robert W. Ingram	75,500		0	62,160	0	0	0	137,660
Joseph L. Lanier, Jr.	79,500		0	62,160	0	0	0	141,660
Harold T. McCormick[3]	3,000	(4)	0	89,163	0	0	5,000(5)	97,163
Lloyd W. Newton	66,500		0	62,160	0	0	0	128,660
Sam R. Perry	58,000		0	62,160	0	0	0	120,160
Lamar C. Smith	57,000		0	86,251	0	0	0	143,251
Paul J. Zucconi	86,000		0	62,160	0	0	0	148,160

[1]	Aggregate outstanding option awards at fiscal year end 2007:

Director	No. of Options
Charles E. Adair	27,211
David L. Boren	18,000
M. Jane Buchan	18,000
Robert W. Ingram	12,000
Joseph L. Lanier, Jr.	24,000
Harold T. McCormick	110,362	(a)
Lloyd W. Newton	12,000
Sam R. Perry	24,000
Lamar C. Smith	57,966
Paul J. Zucconi	32,900

a	Includes outstanding options on 33,855 shares held directly by Mr. McCormick and outstanding options on 76,507 shares held in the Estate of Juanita J. McCormick, Mr. McCormick’s late wife, which were previously transferred without value by Mr. McCormick to his wife and are deemed to be indirectly held by Mr. McCormick.

[2]

The amounts presented in Column d, (Option Awards), are computed in accordance with FAS 123R and represent the amounts charged to expense in the Company’s financial statements. FAS 123R requires that the grant date fair value of the award be expensed over the service or vesting period of the award, which may vary from other awards according to the terms of the award, and may carry over to future periods. Because of these variations in vesting schedules, the grant date fair values of awards granted in a particular year will not necessarily agree with the amounts charged to the Company’s expense in that year.

[3]	Mr. McCormick reached the designated retirement age and retired from the Board at the April 26, 2007 Annual Meeting of Stockholders.

[4]

Mr. McCormick made a timely 2006 election to defer $27,000 of his 2007 annual director compensation (calculated on a prorated basis for service until his April 2007 retirement) and received it in the form of fair market value stock options which were granted by the Compensation Committee on January 19, 2007 at a committee meeting held on that date.

[5]	One time cash gift to designated charity honoring a director upon retirement from the Board of $5,000.

Payments to Directors

Directors of the Company are currently compensated on the following basis:

(1) Directors who are not officers or employees of the Company or a subsidiary of the Company (Outside Directors) receive a fee of $2,000 for each physical Board or Board Committee meeting, a fee of $500 for each telephonic Board or Board Committee meeting in which they participate, and an annual retainer of $45,000, payable each January for the entire year. They do not receive fees for the execution of written consents in lieu of Board meetings or in lieu of Board committee meetings. They receive reimbursement for their travel and lodging expenses if they do not live in the area where a meeting is held.

(2) Beginning January 1, 2007, the outside directors who chair the Audit Committee, the Compensation Committee and the Governance and Nominating Committee receive annual Committee Chair retainers, payable in quarterly installments. The Audit Committee Chair receives $10,000 and the Compensation Committee Chair and the Governance and Nominating Committee Chair each receive $5,000.

(3) Pursuant to the provisions of a non-employee director subplan under the Company’s then active omnibus incentive plan, each Outside Director is automatically awarded annually non-qualified stock options on 6,000 shares of Company common stock on the first day of each calendar year in which stock is traded on the New York Stock Exchange at the NYSE market closing price on that date. Each of Messrs. Adair, Boren, Ingram, Lanier, McCormick, Newton Perry, Lamar Smith and Zucconi and Ms. Buchan received a 6,000 share stock option on January 3, 2007 at the grant-date fair market exercise price of $64.46 per share pursuant to the 2005 Plan.

The entire Board may award non-qualified stock options on a non-formula basis to all or such individual Outside Directors as it selects under the non-employee director subplan of the 2007 Long-Term Compensation Plan and could also make such awards under the 2005 Plan until it was terminated in April 2007. Such options may be awarded at such times and for such number of shares as the Board in its discretion determines. The price of such options will be fixed by the Board at the fair market value of the stock on the grant date. No stock options were awarded on a non-formula basis in 2007.

Non-employee directors could also complete a timely irrevocable election for a calendar year and defer annual director compensation (retainers and Board and Committee meeting fees assuming attendance at all scheduled meetings) pursuant to the 2005 Plan in 10% increments but not less than 50% of such compensation into non-qualified stock options. Any such deferred compensation stock options were granted an exercise price equal to the fair market value (NYSE market closing price) on a date selected by the Compensation Committee during January in the calendar year to which the election relates. Harold McCormick made a timely election to defer 100% of his 2007 annual compensation and on January 19, 2007 was awarded 2,562 options with a grant date fair market value of $64.59.

Outside directors receive very limited perquisites and other personal benefits, which may include holiday gifts, personal use of Company airplanes and costs associated with spouses’ travel to Board meetings. In 2007, no outside directors received perquisites with an aggregate incremental cost to the Company in excess of $10,000.

The retirement program for non-employee directors was terminated in February 2000. Directors who had already retired prior to the program’s termination continue to receive their cash benefits, while directors who had an accrued but unpaid benefit on the termination date converted the present values of such retirement benefits on that date to stock options.

Non-employee directors may also elect to defer their director compensation to the Company’s traditional deferred compensation plan, which is more fully described in Compensation Discussion and Analysis on page 28. Director Joseph L. Lanier, Jr. has deferred compensation into the plan in the past but is not currently doing so. He receives interest, which is not paid at preferential or above-market rates, on his plan balance. He is not currently receiving any payments from this plan. No other directors participate in this plan.

Directors who are employees of the Company or its subsidiaries receive no compensation for Board service.

Related Party Transaction Policy and Transactions

Policy with Respect to Related Party Transactions

On October 25, 2006, the Board of Directors adopted a written policy statement with respect to related party transactions. This policy provides that a related party transaction may be consummated or may continue only if: (1) the disinterested members of the Board of Directors have approved or ratified the transaction in accordance with the guidelines in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or (2) the transaction involves compensation approved by the Compensation Committee of the Board. A “Related Party” is a person deemed to be a senior officer (including executive vice presidents of the Company, Section 16 reporting officers of the Company and the presidents/chief executive officers of principal subsidiaries) or director of Torchmark, a 5% shareholder of the Company (or such shareholder’s controlled affiliates), an immediate family member of a senior officer or a director, and an entity which is controlled by someone listed above or in which such listed person has a substantial ownership or controlling interest. A “Related Party Transaction” is a transaction between the Company and any Related Party (including transactions requiring disclosure under Item 404 of Regulation S-K) other than transactions available to all employees generally or transactions involving less than $5,000 when aggregated with all similar transactions.

At each calendar year’s first regularly scheduled Board meeting, management recommends Related Party Transactions to be entered into by the Company for that year, including the proposed aggregate value of such transactions, if applicable. The disinterested directors will approve or disapprove of the transactions. At each subsequently scheduled meeting, management will update the disinterested directors regarding any material changes to the transactions. If management recommends any additional Related Party Transactions subsequent to the first meeting of a calendar year, these transactions will be submitted to the disinterested directors.

In situations where a significant opportunity is presented to management or a member of the Board of Directors which might result in the diversion of a corporate opportunity for their personal gain, that Related Party (other than an otherwise unaffiliated 5% shareholder) must obtain the consent of the Board of Directors.

Transactions

Lamar C. Smith served as Chief Executive Officer of First Command Financial Services, Inc. (First Command), a corporation 100% owned by the First Command Employee Stock Ownership Plan (First Command ESOP) until May 1, 2007 and thereafter as Chairman of First Command Bank, a subsidiary of First Command, until his retirement from First Command on September 30, 2007. Mr. Smith was a beneficiary of the First Command ESOP (9.5% interest as of May 1, 2007) although he had no ability to vote the stock of First Command that is held by the First Command ESOP, which is independently trusteed. First Command receives commissions as the military agency distribution system for selling certain life insurance products offered by Torchmark’s insurance subsidiaries pursuant to agency agreements. In 2007, that company received commission payments of $45,336,591 for sales of life insurance on behalf of Torchmark subsidiaries, which comprised approximately 34.25% of First Command’s 2007 revenues. Torchmark’s insurance subsidiaries held balances due from First Command agents of $5,001,299 at year-end 2007.

Liberty, a Torchmark subsidiary, is also party to a coinsurance agreement with First Command Life Insurance Company, a First Command subsidiary, whereby Liberty cedes back to First Command Life on an annual basis approximately 3% of the life insurance business sold by First Command Life on behalf of Liberty and First Command Life annually pays Liberty certain designated percentages of renewal and first year premiums as expense reimbursement and the actual amount of commissions paid or advanced on the premium received. Additionally, under this agreement, Liberty and other Torchmark subsidiaries provide First Command Life with certain administrative, accounting and investment management services. In 2007, Liberty paid $2,733,969 to First Command Life in premiums and received $205,578 in expense reimbursements, $276,866 in benefit repayments and $756,598 as commission reimbursements.

Torchmark subsidiaries, United American and Liberty, entered into a $27,000,000 7% collateral loan agreement (maximum principal amount and accumulated interest) with IRA (now First Command) in 1998 and a 7.55% construction loan agreement in an amount not to exceed $22,500,000 with First Command in 2001, respectively. United American made a $7,000,000 loan in 1998 and a $15,000,000 loan in 2001 to First Command under the collateral loan agreement. The largest aggregate amount of indebtedness outstanding from First Command to United American under the collateral loan during 2007 was $7,432,329 and as of December 31, 2007, the outstanding balance of the collateral loan was $5,420,840. Total principal repaid on the collateral loan in 2007 was $2,011,989 and total interest paid on this loan in 2007 was $456,184. The construction loan resulted in a permanent fifteen year mortgage financing at a rate of 2.25% over the ten year treasury rate at inception but not less than 7%, specifically in a $22.3 million principal amount 7% mortgage loan to be repaid in monthly installments commencing on May 1, 2003. The mortgage loan had an outstanding principal balance of $17,570,839 at February 13, 2008. The largest aggregate indebtedness to Liberty from First Command under the mortgage loan during 2007 was $18,795,292. Total principal repaid on the mortgage loan in 2007 was $1,120,406 and total interest repaid in 2007 on this loan was $1,286,506.

Certain officers and employees of Torchmark subsidiary United American utilize business credit cards issued by First Command Bank, which are subject to an aggregate Visa credit line approved by First Command Bank of $1,000,000. No annual issuance fees for these credit cards are paid by United American to First

Command Bank. In 2007, $1,444,902 was paid to Visa in satisfaction of the business charges on these credit cards by United American. Visa remits a percentage-based fee to First Command Bank.

At their February 20, 2007 meeting, the disinterested members of the Board (all directors except Lamar Smith) reviewed and approved each of these related party transactions with Mr. Smith under the Company’s Related Party Transactions Policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of the Company’s common stock are required to report their initial ownership of the Company’s common stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange and to submit copies of these reports to the Company. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all required Section 16(a) filings applicable to its executive officers, directors, and greater than ten percent beneficial owners were timely and correctly made except each of Charles Adair, David Boren, Jane Buchan, Rob Ingram, Joe Lanier, Harold McCormick, Lloyd Newton, Sam Perry, Lamar Smith and Paul Zucconi filed a late Form 4 reporting the grant of director stock options; Roger Smith filed a late Form 4 reporting an open market sale of common stock; Paul Zucconi filed a late Form 4 reporting a partial stock option exercise; Mike Klyce filed a late Form 4 reporting issuer redemption of indirectly held Torchmark Capital Trust I and II preferred securities; and amended Forms 4 were filed by Anthony McWhorter to correct his direct ownership balance (one amendment), by Spencer Stone to late report omitted gifts of common stock to his spouse (two amendments) and to correct his direct ownership balance (one amendment), by Charles Hudson to correct his direct ownership balance (one amendment) and by Harold McCormick to late report a gift of common stock by him and his then living spouse to a trust.

AUDIT COMMITTEE REPORT

As of the date of this Proxy Statement, the Audit Committee of the Board of Directors is comprised of four directors all of whom are presently independent as that term is defined in the rules of the New York Stock Exchange: Paul J. Zucconi, who currently serves as Committee Chairman; Charles E. Adair, Robert W. Ingram, and Sam R. Perry. All members of the Audit Committee are financially literate as that qualification has been interpreted by the Company’s Board of Directors in its business judgment and at least one member of the Audit Committee has accounting or related financial management expertise. In October 2003, the Board of Directors, after review and deliberation, determined that Paul J. Zucconi is the audit committee financial expert serving on the audit committee in accordance with the definition and qualifications for an audit committee financial expert set out in SEC Regulation S-K, Item 407 and formally reaffirmed the same on February 26, 2008. Mr. Zucconi is independent as that term is defined for audit committee members in the New York Stock Exchange listing standards applicable to the Company and continues to serve as the audit committee financial expert.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally.

In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of Torchmark as of and for the year ended December 31, 2007 with Company management and Deloitte & Touche LLP (Deloitte), the independent registered public accounting firm of the Company. The Audit Committee received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Deloitte any relationships which might impair that firm’s independence from management and the Company and satisfied itself as to the auditors’ independence. The Audit Committee reviewed and discussed with Deloitte all communications required by auditing standards generally accepted in the United States of America, including U.S. Auditing Standard (AU) 380, The Auditors’ Communication with Those Charged with Governance, (as may be modified or amended).

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in Torchmark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Paul J. Zucconi, Chairman

Charles E. Adair

Robert W. Ingram

Sam R. Perry

The foregoing Audit Committee Report shall not be deemed “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees, including out-of-pocket expenses, billed to Torchmark for the fiscal years ended December 31, 2007 and 2006 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the Deloitte Entities).

	2007			2006
Audit Fees (a)
Financial Statements	$1,959,287			$1,791,811
Sarbanes-Oxley Act, Section 404 Attestation	461,300			688,000
Audit Related Fees
Pension Plan	0	(c)		100,000

Total Audit and Audit Related Fees			$2,420,587		$2,579,811

Tax Fees (b)			36,698		29,876

All Other Fees
Insurance Department Examinations	0			11,295

Total All Other Fees			0		11,295

Total Fees			$2,457,285		$2,620,982

(a)	Fees for audit services billed in 2007 and 2006 consisted of:

(i)	Audit of Company’s annual financial statements and insurance subsidiaries statutory financial statements;
(ii)	Review of the Company’s quarterly financial statements; and
(iii)	Services related to Securities and Exchange Commission filings and regulatory matters.

(b)	Fees for tax services provided in 2007 and 2006 consisted primarily of fees for assistance with tax audits and compliance on foreign operations.
(c)	On February 25, 2008, the Audit Committee of the Board of Directors of the Company approved (1) the dismissal of Deloitte & Touche LLP as the independent registered public accounting firm for the pension and employee benefit plans of the Company and its subsidiaries and (2) the engagement of the independent registered public accounting firm of Lane Gorman Trubitt L.L.P. for these plans commencing with audits for plan years ending December 31, 2007. Deloitte’s reports on financial statements for the plans fiscal years ended December 31, 2006 and 2005 have not contained any adverse reports or disclaimers of opinion nor have they been qualified, or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Deloitte over any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure regarding the plans during those periods, the fiscal year 2007 or through February 25, 2008.

Pre-approval Policy

All audit and non-audit services performed by Deloitte in 2007 were pre-approved in accordance with the Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor adopted by the Audit Committee at its April 23, 2003 meeting, as amended at its October 13-14, 2003 meeting. The Policy requires that all services provided by Deloitte, both audit and non-audit must be pre-approved by the Audit Committee or a Designated Member thereof except for certain de minimus exceptions. After discussions with Deloitte and Company management, the Audit Committee has determined that the provision of certain designated audit-related, tax and all other services do not impair the independence of Deloitte. The Policy describes the permitted audit, audit-related, tax and all other services (collectively, the Disclosure Categories) that Deloitte may perform. Pre-approvals of audit and non-audit services may be given at any time up to a year before commencement of the specific service.

A description of the services expected to be provided by Deloitte in each of the Disclosure Categories (a Service List) is presented to the Audit Committee for approval. Upon receipt of approval of these services by the Audit Committee or a Designated Member, the services are provided by Deloitte for the duration of the pre-approved period. Any requests for audit, audit-related, tax and other services not on the pre-approved Service List must be separately pre-approved by the Audit Committee or the Designated Member and cannot be commenced until such pre-approval is obtained. If the Designated Member pre-approves permitted services, a report of this specific pre-approval must be made to the Audit Committee at its next regularly scheduled meeting. The Chief Financial Officer or his designee may engage Deloitte to provide any permitted service if the expected fee does not exceed $50,000 after obtaining approval of the Chairman of the Audit Committee as the Designated Member. The Audit Committee may also periodically establish fee thresholds for pre-approved services.

At each regularly scheduled Audit Committee meeting, the Audit Committee reviews a summary of the services provided, including fees, a listing of new pre-approved services since the Committee’s last meeting, a list of any de minimus services approved by the Chief Financial Officer and the Audit Committee Chairman and an updated projection for the current fiscal year of estimated annual fees to be paid to Deloitte.

MISCELLANEOUS INFORMATION

Proposals of Stockholders

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the annual meeting of stockholders in 2008, the proposal must be received by the Company by the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070, on or before November 19, 2008. If a stockholder proposal is submitted outside the proposal process mandated by Securities and Exchange Commission rules, it will be considered untimely if received after February 2, 2009.

General

The cost of this solicitation of proxies will be paid by the Company. The Company is requesting that certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries forward solicitation material to the underlying beneficial owners of the shares of the Company they hold of record. The Company will reimburse all reasonable forwarding expenses.

The Annual Report of the Company for 2007, which accompanies this proxy statement, includes a copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2007 and the financial statements and schedules thereto. Upon request and payment of copying costs, the exhibits to the Form 10-K will be furnished. These written requests should be directed to Investor Relations Department of Torchmark Corporation at 3700 South Stonebridge Drive, McKinney, Texas 75070.

By Order of the Board of Directors

Carol A. McCoy

Vice President, Associate Counsel & Secretary

March 19, 2008

Appendix A

TORCHMARK CORPORATION

2008 MANAGEMENT INCENTIVE PLAN

(Effective as of January 1, 2008)

1. PURPOSE. The purpose of the Plan is to enable the Company and its Subsidiaries to attract, retain, motivate and reward qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance. The Plan is designed to assure that amounts paid pursuant to the Plan to certain executive officers of the Company will not fail to be deductible by the Company for Federal income tax purposes because of the limitations imposed by Section 162(m).

2. DEFINITIONS. Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

(a) “Affiliate” means (i) the Company or any Subsidiary, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Bonus Pool” shall mean the bonus pool established each year by the Committee from which Participants in the Plan may be paid bonuses. The total amount of the Bonus Pool for a given performance period is determined by taking a percentage of the Company’s pre-tax operating income for the performance period. Such percentage will be determined each year by the Committee and will not exceed 1.5%.

(d) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee or the Board:

(i) gross neglect of duty;

(ii) prolonged absence from duty without the consent of the Company;

(iii) intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company; or

(iv) willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.

(e) “Change in Control” means and includes the occurrence of any one of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by a Person who is on the Effective Date (as defined below) the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (B) any acquisition directly from the Company, (C) any acquisition by the Company, (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition;

(ii) Individuals who, as of the date that this Plan is approved by the stockholders of the Company (the “Effective Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g) “Committee” shall mean the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an “outside director” within the meaning of Section 162(m).

(h) “Company” shall mean Torchmark Corporation, a Delaware corporation.

(i) “Covered Employee” shall have the meaning set forth in Section 162(m).

(j) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, “Good Reason” shall mean the occurrence of any of the following, without the express written consent of the Participant, after the occurrence of a Change in Control:

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(i)(A) the assignment to the Participant of any duties inconsistent in any material adverse respect with the Participant’s position, authority or responsibilities immediately prior to the date of the Change in Control, or (B) any other material adverse change in such position, including authority or responsibilities;

(ii) any failure by the surviving entity in the Change in Control to comply with any of the provisions of this Plan, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof given by the Participant;

(iii) the Company’s requiring the Participant to be based, or to perform a substantial portion of his or her duties with the Company, at any office or location more than 20 miles from that location at which he performed his or her services immediately prior to the date of the Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities; or

(iv) any failure by the Company to obtain the assumption and agreement to perform this Plan by a successor as contemplated by Section 6(a).

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder.

(l) “Participant” shall mean each “executive officer” (as such term is defined in Rule 3b-7 promulgated by the Securities and Exchange Commission under the Exchange Act) of the Company whom the Committee designates as a participant under the Plan.

(m) “Plan” shall mean the Torchmark Corporation 2008 Management Incentive Plan, as set forth herein and as may be amended from time to time.

(n) “Section 162(m)” shall mean Section 162(m) of the Code.

(o) “Section 409A” shall mean Section 409A of the Code.

(p) “Subsidiary(ies)” shall mean any entity of which the Company possesses directly or indirectly 50% or more of the total combined voting power of all classes of stock of such entity.

(q) “2 1/2 Month Period” shall mean as soon as practical after award amounts are no longer subject to a substantial risk of forfeiture, but in no event later than the period ending on the later of the 15th day of the third month following the end of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture (as defined in Section 409A) or the 15th day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; unless otherwise required by Section 409A, an amount shall be considered no longer subject to a substantial risk of forfeiture on the last day of the applicable calendar year for which a bonus is earned.

3. ADMINISTRATION. The Committee shall administer and interpret the Plan; provided, however, that in no event shall the Plan be interpreted in a manner which would cause any amount payable under the Plan to any Covered Employee to fail to qualify as performance-based compensation under Section 162(m). The Committee shall establish the performance objectives for any calendar year in accordance with Section 4 and certify whether and to what extent such performance objectives have been attained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, consultant or agent and any computation received from such counsel, consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

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4. BONUSES. (a) Establishment of Performance Criteria. No later than 90 days after the commencement of each calendar year (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish in writing the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such year, provided that the outcome is substantially uncertain at the time the objectives are established and no more than 25% of the measuring period of service has elapsed. Any such performance objectives shall be based upon the relative or comparative achievement of one or more of the following criteria, alone or in combination, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a division, business unit, region, department or function within the Company or a Subsidiary, as determined by the Committee: (i) for officers of the Company, growth in net operating income per share, pre-tax operating income, return on equity, cash flow, premium or sales growth, stock performance, total shareholder return, expense efficiency ratio, revenue, economic value added, shareholder value added, expense ratio, loss ratio, profit margin, investment income, return on capital, and/or return on invested capital, or (ii) for officers of Subsidiaries, growth in insurance operating income, underwriting income and/or insurance premium.

(b) Establishment of Target Bonus Amounts. At the time the Committee sets the performance objectives under the Plan for a particular year, it shall also establish in writing the target bonus amounts for each Participant, which will be the maximum bonus amount payable to a Participant assuming that all of the relevant performance objectives are achieved. The Committee also shall describe in writing the method for computing the amount of the bonus payable to the Participant to the extent the performance objective or objectives are satisfied. The target bonus amounts will be communicated to each Participant during the first quarter of the performance period.

(c) Maximum Bonus Amount Payable. Notwithstanding anything else contained in Section 4 to the contrary, (i) the Chief Executive Officer of the Company may be paid a bonus for any calendar year not to exceed 30% of the amount of the Bonus Pool for that year, (ii) the other Covered Employees, as a group, may be paid bonuses for any calendar year not to exceed, in the aggregate, 30% of the Bonus Pool for that year, and (iii) the maximum bonus amount payable to any Participant hereunder for any single calendar year shall be $4,000,000.

(d) Determination of Bonus Amounts. Following the end of each year, the Committee will determine the extent to which the performance objective or objectives for such Participant have been met and certify such determination. Based on such determination, the Committee shall determine the amount of the bonus payable to such Participant for such year. Except as otherwise provided in Section 5(d), no bonus amount will be payable under the Plan to any Covered Employee relative to a performance objective if thresholds established by the Committee for such performance objective are not reached.

(e) Termination of Employment. Unless the Committee shall otherwise determine and except as otherwise set forth in Section 5(d), if a Participant voluntarily resigns employment or is terminated involuntarily prior to the last day of the calendar year for which the bonus is payable or prior to the date on which the bonus amounts are determined by the Committee for such calendar year, any bonus payable for such calendar year shall be forfeited. Unless the Committee shall otherwise determine and except as otherwise set forth in Section 5(d), if a Participant’s employment terminates for any other reason (including, without limitation, his or her death, disability or retirement under the terms of any retirement plan maintained by the Company or a Subsidiary) prior to the last day of the calendar year for which the bonus is payable, such Participant shall receive an annual bonus equal to the amount the Participant would have received as an annual bonus award if such Participant had remained an employee through the end of the year multiplied by a fraction, the numerator of which is the number of days that elapsed during the calendar year in which the termination occurs prior to and including the date of the Participant’s termination of employment and the denominator of which is 365.

(f) Negative Discretion. Notwithstanding anything else contained in Section 4 to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4 based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate (as long as such reduction or elimination with respect to a Participant does not

4

result in an increase in the amount payable to another Participant) and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4.

(g) Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, (i) the Committee shall have the right, in its discretion, to pay to any Participant who is not a Covered Employee an annual bonus for such year in an amount up to the maximum bonus payable under Section 4, based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus amount in any calendar year, regardless of whether performance objectives are attained.

5. PAYMENT. (a) Payment. Subject to Sections 5(b) and 5(c) below and except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, in the case of any bonus payable under the provisions of Section 4(g), after the Committee determines the amount of any such bonus) but in no event later than the 2 1/2 Month Period. Any such payments shall be made in cash or, at the election of the Participant and subject to the approval of the Committee, in stock options, restricted stock and/or restricted stock units (to the extent such options, restricted stock and/or restricted stock units are available and permitted to be issued under any properly approved and adopted plan in conformance with applicable regulations); provided, however, that any election by a Participant to receive any payments hereunder other than in cash shall submitted to the Committee in writing no later than June 30 of the calendar year to which performance period relates and such election shall be irrevocable. In the event that any bonuses are paid in the form of stock options, restricted stock and/or restricted stock units, the terms of such stock options, restricted stock or restricted stock units, as the case may be, shall be set forth in the applicable plan and/or stock option agreement, restricted stock award agreement, restricted stock unit award agreement or other grant document.

(b) Deferral of Bonuses. Each Participant who is a management or highly compensated employee and who is entitled to participate in the Torchmark Corporation Restated Deferred Compensation Plan for Directors, Advisory Directors, Directors Emeritus and Officers, as amended (the “Deferral Plan”), may elect to defer payment of any amounts payable hereunder in accordance with the Deferral Plan. To the extent that a Participant entitled to participate in the Deferral Plan elects to defer the payment of any amounts payable hereunder, the terms of the Deferral Plan shall apply to the payment of any such deferred amounts.

(c) Delay of Payment. Notwithstanding anything in the Plan to the contrary, the Committee may defer all or any portion of any payment of a bonus to be made hereunder beyond the 2 1/2 Month Period as allowed under Section 409A, including but not necessarily limited to, if the Committee reasonably anticipates that the Participant’s deduction with respect to such payment otherwise would not be permitted by application of Section 162(m), and, as of the date the legally binding right to the payment arose, a reasonable person would not have anticipated the application of Section 162(m) at the time of the payment, and provided further that the payment is made as soon as reasonably practicable following the first date on which the Committee anticipates or reasonably should anticipate that, if the payment were made on such date, the Participant’s deduction with respect to such payment would no longer be restricted due to the application of Section 162(m).

(d) Acceleration of Payout of Bonus Upon Termination of Employment Following a Change in Control. If (i) the Company or the surviving entity following the date of a Change in Control terminates a Participant’s employment other than for Cause or (ii) the Participant terminates his or her employment for Good Reason with the Company or the surviving entity following the date of a Change in Control, then the target payout opportunities attainable under such Participant’s outstanding bonus awards under this Plan shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a pro rata payout to the Participant within thirty (30) days following the date of termination (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of termination.

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(e) Clawback. Notwithstanding anything else contained in the Plan to the contrary, if the Company’s financial results are materially restated, the Committee may review the circumstances surrounding the restatement and determine whether and which Participants will be required to forfeit the right to receive any future payments under the Plan and/or repay to the Company any prior payments determined by the Committee to have been inappropriately received by the Participant. If the Company’s financial results are restated due to fraud or material non-compliance by the Company, as a result of misconduct, with any financial reporting requirements of the federal securities laws, any Participant who the Committee determines participated in or is responsible for the fraud or noncompliance causing the need for the restatement forfeits the right to receive any future payments under the Plan and must repay any amounts paid in excess of the amounts that would have been paid based on the restated financial results. Any repayments required under this Section 5(e) must be made by the Participant within ten (10) days following written demand from the Company.

6. GENERAL PROVISIONS. (a) Successors. This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock or otherwise, by an agreement in form and substance satisfactory to the Participant, expressly to assume the Plan and agree to perform under the Plan in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

(b) Effectiveness of the Plan. Subject to the approval by the holders of the common stock of the Company at the 2008 Annual Meeting of Stockholders, the Plan shall be effective with respect to calendar years beginning on or after January 1, 2008, and ending on or before December 31, 2012, unless the term hereof is extended by action of the Board. It is intended that this Plan supersede the Torchmark Corporation Annual Management Incentive Plan for calendar years beginning January 1, 2008 and thereafter.

(c) Amendment and Termination. Notwithstanding Section 6(b), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however that, (i) except as set forth in (iii) below, no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any calendar year that has already commenced, (ii) no such action shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m), and (iii) subject to (ii) above, at any time the Committee determines that the Plan or any award hereunder may be subject to Section 409A, the Committee shall have the right, in its sole discretion to amend the Plan as it may determine is necessary or desirable either for the Plan or awards to be exempt from the application of Section 409A or to satisfy the requirements of Section 409A, including by adding conditions with respect to the vesting and/or the payment of the awards.

(d) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(e) No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries.

(f) Interpretation. Notwithstanding anything else contained in this Plan to the contrary, to the extent required to so qualify any award as other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan (such as the right to pay a bonus without regard to the achievement of the relevant performance objectives) with

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respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation under Section 162(m). It is intended that this Plan, as written and in operation, will be exempt from Section 409A; however, if payments are otherwise deemed “deferred compensation” under Section 409A, then payment will be made within the guidelines of Section 409A to the extent possible, and the specified payment date applicable to an award shall be within ninety (90) days of the date upon which the award is determined by the Committee to have been earned; provided however, that if the payments are deemed “deferred compensation” and a Participant is deemed to be a “specified employee” (within the meaning of Section 409A), then amounts payable under this Plan shall not be paid until the date that is six months after the date of the Participant’s separation from service (within the meaning of Section 409A), or the date on which such Participant dies, if earlier.

(g) No Limitation to Corporation Action. Nothing in this Plan shall preclude the Committee or the Board, as each or either shall deem necessary or appropriate, from authorizing the payment to the eligible employees of compensation outside the parameters of the Plan, including, without limitation, base salaries, awards under any other plan of the Company and/or its Subsidiaries (whether or not approved by stockholders), any other bonuses (whether or not based on the attainment of performance objectives) and retention or other special payments; provided, however, that if the stockholders of the Company do not approve the Plan at the first annual meeting of stockholders following the adoption of the Plan, the Plan set forth herein shall not be implemented.

(h) Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets, (ii) any corporation into which the Company may be merged or consolidated, or (iii) the extent required by Section 6(a) hereof. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(i) Withholding. Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

(j) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(k) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

(l) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

(m) Rule of Construction. Unless the context otherwise requires, any references to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Plan.

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☒	Votes must be indicated (x) in Black or Blue ink.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors, FOR Proposals 2 and 3 and AGAINST Proposal 4.

1.	Election of Directors					FOR	AGAINST	ABSTAIN
					2. Ratification of Auditors	☐	☐	☐
	Nominees:	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS		FOR	AGAINST	ABSTAIN
	01 Mark S. McAndrew	☐	☐	☐	3. Management Incentive Plan	☐	☐	☐
02 Sam R. Perry
	03 Lamar C. Smith					FOR	AGAINST	ABSTAIN
					4. Shareholder Proposal	☐	☐	☐
	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions				Mark here if you wish to discontinue receiving more than one annual report.			☐

Signature	Signature	Date
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲  FOLD AND DETACH HERE  ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.eproxy.com/tmk Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the

internet at http://www.torchmarkcorp.com/annualreport.htm

PROXY

TORCHMARK CORPORATION

PROXY/DIRECTION CARD FOR ANNUAL MEETING ON APRIL 24, 2008

THIS PROXY/DIRECTION IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby appoints Mark S. McAndrew and Larry M. Hutchison, jointly and severally with full power of substitution, to vote all shares of common stock which the undersigned holds of record and is entitled to vote at the Annual Meeting of Shareholders to be held at Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 on the 24th day of April, 2008 at 10:00 a.m. (CDT), or any adjournment thereof. All shares votable by the undersigned including shares held of record by agents or trustees for the undersigned as a participant in the Dividend Reinvestment Plan (DRP), Torchmark Corporation Savings and Investment Plan (TTP), Liberty National Life Insurance Company 401(K) Plan (LNL 401K) and the Profit Sharing and Retirement Plan of Liberty National Life Insurance Company (LNL PS&R) will be voted in the manner specified and in the discretion of the persons named above or such agents or trustees on such other matters as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲

You can now access your TORCHMARK CORPORATION account online.

Access your Torchmark Corporation shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Torchmark Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Dividend Reinvestment: Torchmark maintains a Dividend Reinvestment Plan for all holders of its common stock. Under the plan, shareholders may reinvest all or part of their dividends in additional shares of common stock and may also make periodic additional cash payments of up to $3,000 toward the purchase of Torchmark stock. Participation is entirely voluntary. More information on the plan can be obtained by calling toll-free (866) 557-8696.

Direct Deposit of Dividends: Torchmark makes direct deposit of cash dividends available to its shareholders. To obtain information and materials for participation in this service, please call toll-free (866) 557-8696.

www.torchmarkcorp.com: Torchmark’s web site, https://www.torchmarkcorp.com, contains financial information about the company, information regarding our insurance subsidiaries and corporate governance information. The Company’s Shareholder Rights Policy is also posted on the web site.

Multiple Annual Reports: Securities and Exchange Commission rules require that an annual report precede or be included with proxy materials. If you have multiple Torchmark accounts, you may be receiving more than one Torchmark annual report, which is costly to Torchmark and may be inconvenient to you. You may authorize Torchmark to discontinue mailing extra reports by marking the appropriate box on the reverse side of the proxy card for selected accounts. At least one account MUST continue to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future proxy statements, proxy cards or dividend checks. To resume the mailing of an annual report to an account, please call toll-free (866) 557-8696.